UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule
14a-101)
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Thermo Fisher Scientific Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Shareholders and Proxy Statement 2026 Our Mission is to enable our customers to make the world

Our Mission is to enable our customers to make the world Healthier We make a positive impact on human health by providing our customers with advanced technologies and expertise to deliver breakthrough medicines and diagnostics that improve lives worldwide. Our customers rely on us to help them achieve the impossible. Cleaner We empower our customers with the tools to understand and address climate change, develop greener technologies and to help ensure the quality of air and water that sustains all life. As their partner, we are working with our customers to preserve our planet for future generations. Safer From products that detect contamination in food to instruments that help solve crimes and identify potential threats, we provide the solutions that enable our customers to protect our communities. Together, we are determined to create a safer world.

From our Chairman and CEO

Dear Fellow Shareholder,

On behalf of our entire company, thank you for your continued support of Thermo Fisher Scientific. I’m proud of what we have achieved and excited about the opportunities ahead to build an even brighter future for our company and all our stakeholders.

Everything we do begins with our Mission to enable our customers to make the world healthier, cleaner and safer. This inspires our more than 120,000 colleagues to bring their best each day because we know the work we do helps our customers to improve lives around the world.

Our success speaks to the power of our Mission and the purposeful way we manage our company. I’m very proud of what we achieved in 2025.

Excellent operational performance

Beginning with our financial results, we delivered excellent operational performance, reflecting outstanding execution by our team and active management of the company in a dynamic environment. In 2025, we increased revenue by 4% to $44.56 billion, grew GAAP diluted earnings per share (EPS) by 7% to $17.74, and grew adjusted EPS1 by 5% to $22.87. We generated free cash flow1 of $6.34 billion.

In terms of capital deployment, we were active and highly disciplined stewards, deploying approximately $16.5 billion in 2025. This included $13 billion committed to M&A for the acquisition of our Filtration and Separation business from Solventum as well as our agreement to acquire Clario, a leading provider of endpoint data solutions for clinical trials. We returned $3.6 billion to shareholders through stock buybacks and dividends, and we delivered 11.3% adjusted Return on Invested Capital (ROIC)1, reflecting our focus on generating attractive returns while strengthening our capabilities.

Proven growth strategy

We’ve earned our industry leadership and continue to build on it by executing a proven growth strategy that is designed to create durable value in every environment. Our strategy is comprised of three key pillars:

•

High-impact innovation: In 2025, we invested $1.4 billion to deliver new technologies across our businesses that are improving customers’ productivity, accelerating discovery and expanding the capabilities we bring to our markets.

•

Trusted partner to customers: During the year, we advanced exciting new collaborations with customers and added new capabilities that further strengthen our offering so we can be an even stronger partner.

•	Unparalleled commercial engine: We also made additional investments in our global scale and commercial capabilities, helping us to deepen customer engagement and drive sustained share gains.

Throughout the year, a critical enabler of our success was our PPI Business System, which embeds continuous improvement, operational discipline and agility throughout our company. We’re amplifying the impact of PPI by increasingly integrating artificial intelligence into our way of working. This is improving our operational efficiency, enhancing the way we serve customers and strengthening our differentiated product and service offerings, ultimately further enhancing our industry leadership position.

Culture of integrity and accountability

As always, our performance is underpinned by our commitment to integrity and sound governance. 2025 was a dynamic year, and our Board actively engaged to oversee strategy, risk management and other key areas of operations. We also remain committed to ongoing shareholder engagement and to transparent disclosure. Your valuable perspectives help the Board shape our governance practices, design our compensation programs and advance long-term value creation for all shareholders.

That’s why your vote matters. This proxy statement describes the proposals to be voted on at our 2026 Annual Meeting of Shareholders. We ask that you vote for each of the Board’s nominees for director and for the Board’s recommended proposals.

Once again, thank you for your continued support of Thermo Fisher Scientific. We have extraordinary opportunities ahead, as our customers rely on us to enable the breakthroughs in science that will improve lives worldwide. With our passion to be our very best, we’ll be there to deliver on that promise – for our customers, our shareholders and our world.

Sincerely,

Marc N. Casper

Chairman and Chief Executive Officer

April 7, 2026

1 Adjusted EPS, free cash flow and adjusted ROIC are financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”). Appendix A to this proxy statement defines these and other non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

Thermo Fisher Scientific 2026 Proxy Statement	1

Notice of 2026 annual meeting of shareholders

Meeting information	Ways to vote

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 20, 2026

The Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

This notice and the accompanying Proxy Statement, 2025 Annual Report, and proxy card or voting instruction form were first made available to shareholders on April 7, 2026. You may vote if you owned shares of our common stock at the close of business on March 23, 2026, the record date for notice of, and voting at, our annual meeting.

Date & time Wednesday, May 20, 2026 1:00 p.m. (ET) Location www.virtualshareholdermeeting.com/ TMO2026 Record date March 23, 2026

Internet

Visit the website listed on your Notice of
Internet Availability, proxy card or voting
instruction form

Telephone

Call the telephone number on your proxy
card or voting instruction form

Mail

Sign, date and return your proxy card or
voting instruction form in the enclosed
envelope

Please refer to the proxy materials or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.

Items of business

Proposal		Recommendation of the Board	For More Information

1	Election of directors	FOR each nominee	Page 8

2	Approval of an advisory vote on executive compensation	FOR	Page 31

3	Ratification of the selection of the independent auditors	FOR	Page 66

Shareholders will also consider any other business properly brought before the meeting.

By Order of the Board of Directors,

Julia L. Chen / Vice President and Secretary / April 7, 2026

2	Thermo Fisher Scientific 2026 Proxy Statement

Frequently Requested Information

Board leadership structure	22

Board self-evaluation	21

Board skills and experience	9

CEO pay ratio	62

Clawback policy	50

Committees of the Board	23

Components of our compensation program	39

Named Executive Officers	36

Director time commitments policy	20

Peer groups	40

Policy on hedging and pledging	49

Shareholder engagement	6

Stock ownership guidelines	49

Summary compensation table	51

Thermo Fisher Scientific Inc.

168 Third Avenue, Waltham, MA 02451 USA

Thermo Fisher Scientific 2026 Proxy Statement	3

Company overview

Who we are

Thermo Fisher Scientific Inc. (“Thermo Fisher,” “we,” “us,” “our,” or the “Company”) is the world leader in serving science. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing medicines, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience, and outsourced manufacturing and clinical research services for our pharma and biotech customers through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD.

Industry-leading scale

•

Exceptional commercial reach

•

Unique customer access

•

Extensive global footprint

Unmatched depth of capabilities

•

Leading innovative technologies

•

Deep applications expertise

•

Comprehensive biopharma services offering

•

Premier productivity partner

Sustainable value creation

•

Positive societal impact

•

Comprehensive CSR strategy

$45B revenue	>120,000 colleagues	$1.4B R&D investment

Our Mission is our purpose, to enable our customers to make the world healthier, cleaner and safer. Our teams around the world strive to fulfill this Mission every day, and our actions ultimately create an even brighter future for Thermo Fisher and all our stakeholders. Our formula for success starts with our aspirations for the decade ahead, which were established by management, with oversight by our Board, and articulated in our 2030 Vision. To achieve our vision, the Company sets and executes on a rolling 5-year strategic plan in order to identify key opportunities in the markets we serve and develop a roadmap to capture those opportunities. Focused execution is key to our success. Our annual goal tree represents our priorities for the year ahead, which are translated into the key objectives that we need to accomplish to ensure that our businesses and functions have clear goals that are aligned to our short- and long-term success. Our work is powered by our PPI Business System, a deeply ingrained philosophy of operational excellence, as well as our 4i Values and our Corporate Social Responsibility (“CSR”) strategy. We continue to build on our Mission-driven culture through the exceptional talent we attract and develop, that brings its best to work each day and focuses on the priorities we have established.

4	Thermo Fisher Scientific 2026 Proxy Statement

COMPANY OVERVIEW

2025 performance

In 2025, we advanced our proven growth strategy, deployed capital with discipline, and leveraged the PPI Business System to actively manage the Company through a dynamic environment—including tariff and U.S. policy changes—delivering strong performance and strengthening our long-term competitive position.

HIGH-IMPACT INNOVATION	THE TRUSTED PARTNER WITH INDUSTRY-LEADING PRODUCTS, SERVICES AND EXPERTISE	UNPARALLELED COMMERCIAL ENGINE

•

Our investments in innovation continued to drive organic revenue growth and reinforce long-term industry leadership

•

Launched a range of innovative new products across our businesses, strengthening our competitive positioning

•

Played a crucial role in enabling the development and scaling of major scientific advances by our customers, underscored by strong customer adoption and feedback across our product portfolio

•

Worked closely with our customers, helping them navigate tariffs and U.S. policy dynamics, and enabling their success

•

Secured meaningful wins in Accelerator Drug Development, further integrating our contract development and manufacturing organization (CDMO) and contract research organization (CRO) capabilities for our customers

•

Expanded strategic collaborations, including an alliance with OpenAI, to accelerate scientific discovery and digital transformation

•

Leveraged artificial intelligence (AI) across our products and services to accelerate scientific discovery, streamline research processes and improve speed to market for new therapies

•

Continued share gain momentum across key end markets

•

Continued to expand our global reach and customer support capabilities to drive closer customer engagement and faster execution worldwide

•

Leveraged digital commerce and AI-enabled tools to deepen customer engagement and enhance our customers’ experience

EXECUTED OUR CAPITAL DEPLOYMENT STRATEGY	THE PPI BUSINESS SYSTEM AS A CRITICAL ENABLER

•

Deployed approximately $16.5 billion, including $13 billion committed to strategic M&A and $3.6 billion returned to shareholders through share repurchases and dividends

•

Completed the acquisition of our Filtration and Separation business and expanded U.S. sterile fill-finish capacity

•

Announced agreement to acquire Clario, a market leader in digital endpoint data solutions, expected to be accretive to growth, margin and adjusted EPS

•

Leveraged PPI to actively manage our cost base, drive operational excellence and deliver strong earnings growth, while continuing to invest to strengthen our long-term competitive position

•

Increased integration of AI into PPI in order to position us well for the future

Total Return to Shareholders

h10% Quarterly dividends compared to 2024	26% Five-year Total Shareholder Return (“TSR”)	$3.0B 2025 share repurchases

*

Adjusted EPS and free cash flow are financial measures that are not prepared in accordance with GAAP. Appendix A to this Proxy Statement defines these and other non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

Thermo Fisher Scientific 2026 Proxy Statement	5

COMPANY OVERVIEW

Shareholder engagement

We recognize the importance of maintaining an open and constructive dialogue with our shareholders and are committed to engaging regularly to understand their views on key matters. Our Board of Directors and management team have an established, robust proactive shareholder engagement program designed to help us better understand shareholder priorities and perspectives. We engage with shareholders throughout the year, and the insights gained from these discussions are incorporated into our governance planning and decision-making processes, as outlined below. These governance engagements are in addition to the regular interactions that our senior leadership and Investor Relations teams have with shareholders, which frequently include discussions on governance and executive compensation matters.

Annual engagement cycle

PRIOR TO ANNUAL MEETING

- Publish Proxy Statement and Annual Report, including disclosure linking company actions to shareholder feedback
- Engage with shareholders on governance changes and other noteworthy proxy voting items

ANNUAL MEETING OF SHAREHOLDERS

- Provide a forum for shareholders to ask questions
- Determine voting results for meeting proposals

POST-ANNUAL MEETING

- Review voting outcomes in light of existing practices, along with shareholder feedback during proxy season
- Review corporate governance trends, regulatory developments and our corporate governance documents, policies and practices
- Determine topics for off-season shareholder engagement

OFF-SEASON ENGAGEMENT AND EVALUATION OF BEST PRACTICES

- Proactively engage with shareholders and other stakeholders to better understand their priorities and inform discussions in the boardroom
- Independent directors actively participate in engagements
- Attend and participate in investor and governance-related events to better understand emerging trends and further engage with shareholders and other stakeholders

EVALUATE AND IMPLEMENT POTENTIAL ENHANCEMENTS

- Evaluate potential changes to Company policies and procedures against feedback received from our shareholders and other stakeholders
- Incorporate shareholder feedback into annual meeting planning and governance, compensation, and corporate responsibility practices and disclosure

Following the 2025 say-on-pay vote, we expanded our shareholder outreach efforts to ensure we more fully understood their feedback and could thoughtfully incorporate it into the Compensation Committee’s and Board’s actions. Many of these meetings were led by our independent Lead Director or another member of the Compensation Committee, together with members of management from our investor relations, legal, and executive compensation functions.

6	Thermo Fisher Scientific 2026 Proxy Statement

COMPANY OVERVIEW

Shareholder engagement in 2025

TOTAL CONTACTED Proactively contacted shareholders representing 56% of shares outstanding	TOTAL ENGAGED 47% of shares outstanding during 59 meetings	DIRECTOR ENGAGEMENT 31% of shares outstanding engaged by independent Lead Director and other members of the Compensation Committee during 14 meetings

What we heard in 2025	How we responded

Executive compensation

• Shareholders wanted to understand how the Company and the Compensation Committee responded to the 2025 say-on-pay vote results

•

Described the Compensation Committee’s process following the vote, of conducting a comprehensive review of the executive compensation program with the assistance of its independent compensation consultant

•

Proactively engaged with shareholders representing more than 56% of our outstanding shares in multiple phases of outreach to understand their perspectives, gather input on potential program enhancements, and adjust the program design based on a range of shareholder feedback

•

For more information on the feedback we received and actions we have taken to respond, see “Say-on-pay results and shareholder engagement” on page 34

•

Shareholders expressed strong confidence in Mr. Casper’s leadership, with the 2025 CEO retention grant intended to support his continued leadership and reinforce long-term alignment with shareholders

•

After working with its independent compensation consultant over several months, in May 2025 the Board approved a five-year, performance-based CEO retention grant tied to the Company’s performance relative to the S&P 500. Earned shares will be delivered in three equal tranches on the 8th, 9th, and 10th anniversaries of the grant date to reinforce long-term shareholder alignment

•

Communicated the rationale and design of the grant during shareholder engagement meetings and proxy disclosures to ensure transparency

•

Further details on the rationale and size of the CEO retention grant can be found in the “Letter from the Compensation Committee” on page 32 and “CEO retention grant for Mr. Casper” on page 47

Board oversight of management succession planning

• Shareholders asked about how the Board oversees talent management and succession planning

•

Discussed that the Board is very active in the succession planning process for the Chief Executive Officer (“CEO”) and Company Leadership Team and conducts a formal annual succession planning review. The Board discusses succession planning for the CEO, Chief Financial Officer (“CFO”) and other key leaders at regular Board meetings and plays an active role in mentoring key senior leaders identified through the annual succession planning review

•

Highlighted the Board’s regular interactions with senior leaders during Board and committee meetings, as well as informal engagement opportunities such as Board dinners throughout the year

• Shareholders asked about the recent CFO selection and transition process

•

Discussed the CFO transition process, including the timing of Stephen Williamson’s retirement, the selection of James Meyer as the Company’s new Chief Financial Officer, and the Board’s ongoing engagement and interactions with Mr. Meyer

Board composition and oversight

• Shareholders expressed interest in understanding the Board’s approach to director experience, tenure, and refreshment

•

Discussed the process of director recruitment, Board refreshment and the importance of maintaining a balanced range of director tenures and a collective diversity of skills and experiences. See “Active Board refreshment” on page 19

•

Highlighted the Board’s regular evaluation of its composition to ensure alignment with the Company’s long-term strategy and evolving needs. See “Annual evaluation process” on page 21

• Shareholders expressed interest in understanding the Board’s oversight of key risks and opportunities	• Explained the Board’s oversight of the Company’s long-term vision, strategic priorities, and risk management program. See “Oversight of strategy” on page 25

• Shareholders expressed interest in understanding the Board’s orientation process for new directors and ongoing education for current members

•

Described the Company’s comprehensive onboarding program for new directors, which includes meetings with senior leaders, site visits and briefings on key business and governance topics. See ”Director orientation and education” on page 20

•

Highlighted the Board’s commitment to continuous education through educational sessions on product innovations and emerging technologies. See ”Director orientation and education” on page 20

For more information on shareholder engagement and responsiveness following the 2025 say-on-pay vote, see the Letter from the Compensation Committee on page 32.

Thermo Fisher Scientific 2026 Proxy Statement	7

Election of directors

PROPOSAL 1

We are asking our shareholders to elect each of the 11 director nominees identified below to serve until the 2027 Annual Meeting of Shareholders. James C. Mullen is not standing for re-election. As a result, the size of the Board will be reduced to 11 directors, effective at the 2026 Annual Meeting.

Marc N. Casper, 58
Director Since: 2009
Chairman

Nelson J. Chai, 60
Director Since: 2010
Independent

Ruby R. Chandy, 64
Director Since: 2022
Independent

C. Martin Harris, 69
Director Since: 2012
Independent

Tyler Jacks, 65
Director Since: 2009

Jennifer M. Johnson, 61
Director Since: 2023
Independent

R. Alexandra Keith, 58
Director Since: 2020
Independent

Karen S. Lynch, 63
Director Since: 2025
Independent

Debora L. Spar, 62
Director Since: 2019
Independent

Scott M. Sperling, 68
Director Since: 2006
Independent Lead Director

Dion J. Weisler, 58
Director Since: 2017
Independent

Nominee Tenure

2
3
2
4
<3 yrs
3-7 yrs
8-15 yrs
>15 yrs

8	Thermo Fisher Scientific 2026 Proxy Statement

ELECTION OF DIRECTORS

Director nominee skills and experiences

The Board regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. The following outlines key skills and experiences relevant to our strategy, business, and operations, and identifies which directors possess each of these attributes:

CEO OR SENIOR MANAGEMENT LEADERSHIP

Experience serving as the Chief Executive Officer or other executive leadership role.

We seek to have directors with experience driving strategic direction and growth of an organization, with hands-on leadership experience in core management areas, such as financial reporting, compliance, risk management, and leadership development.

●	●	●	●	●	●	●	●	●	●	●

FINANCIAL ACUMEN AND EXPERTISE

Experience or expertise in financial accounting and reporting or the financial management of a major organization.

We seek to have directors with an understanding of finance and financial reporting processes to monitor and assess our operating and strategic performance and ensure robust controls and accurate financial reporting.

●	●	●			●	●	●	●	●	●

PUBLIC COMPANY BOARD SERVICE

Experience as a board member of another publicly traded company.

We seek to have directors with broad knowledge of corporate governance practices, and experience with relations between a board and senior management to support accountability, transparency, responsiveness and protection of shareholder interests.

●	●	●	●	●	●		●	●	●	●

INDUSTRY, END MARKETS AND GROWTH AREAS BACKGROUND

Knowledge of or experience in the Company’s specific industry.

We seek to have directors that bring valuable perspectives on issues specific to our business based on their significant experience in our industries, the end markets we serve, CSR matters, and growth areas.

●		●	●	●		●	●		●

INTERNATIONAL EXPERIENCE

Experience doing business internationally.

Growing our business outside the United States is a key part of our long-term strategy for growth. We seek to have directors with international experience that provide valued perspectives on our global operations and regulatory compliance, and support key strategic decision-making in international markets.

●	●	●	●		●	●		●	●	●

BUSINESS DEVELOPMENT AND M&A EXPERIENCE

Experience in significant M&A, corporate lending or borrowing, private equity or investment banking.

We seek to have directors with transactional experience to oversee the assessment of opportunities consistent with our strategic growth priorities, valuing transactions, and assessing management’s plan for integration and unlocking shareholder value.

●	●	●			●	●	●	●	●	●

DIGITAL AND TECHNOLOGY INNOVATION EXPERIENCE

Experience or expertise in digital, technology, AI or cybersecurity.

We seek to have directors with experience in digital, technology, AI or cybersecurity to enhance the Board’s understanding of risks and opportunities related to our high-impact innovation strategy.

●	●		●		●					●

Thermo Fisher Scientific 2026 Proxy Statement	9

ELECTION OF DIRECTORS

Nominee biographies

Professional highlights

•	Thermo Fisher Scientific Inc.
•	Chairman and CEO (March 2026 - Present)
•	Chairman, President and CEO (2020 - February 2026)
•	President and CEO (2009 - 2020)
•	Executive VP and COO (2008 - 2009)

Other current directorships:

•	None

Previously held directorships:

•	Synopsys, Inc.
•	U.S. Bancorp

Director qualifications

Mr. Casper currently serves as the Chief Executive Officer of the Company, and over the course of his long-standing tenure with the Company, he served in various other senior level management roles. As the only member of the Company’s management to serve on the Board, Mr. Casper contributes a deep and valuable understanding of Thermo Fisher’s history and day-to-day operations, as well as extensive industry knowledge resulting from Mr. Casper’s 20-plus years of experience in the life sciences and healthcare equipment industry. He also brings valuable board-level experience from his many years serving on other public company boards. As a result of Mr. Casper’s experience in the industry, as the long-time Chief Executive Officer of the Company and as a board member, he brings unique strategic leadership skills, financial acumen and industry expertise that are invaluable to the Board.

Professional highlights

•	DailyPay
•	Chief Executive Officer (October 2025 - Present)
•	Executive Chair (January 2025 - October 2025)
•	CFO, Uber Technologies Inc. (2018 - 2024)
•	President and CEO, The Warranty Group (2017 - 2018)

Other current directorships:

•	Chubb Limited

Director qualifications

Mr. Chai currently serves as the Chief Executive Officer of DailyPay, a worktech platform, where he previously served as Executive Chair from January 2025 through October 2025. He previously served as Chief Financial Officer of Uber Technologies Inc., a ridesharing technology platform, as President and CEO of The Warranty Group, a provider of specialty insurance products, and as President of CIT Group, a financial institution. As a result of Mr. Chai’s broad background and experience of holding executive management positions in a variety of industries and organizations, he brings to the Board valuable strategic leadership, financial acumen and expertise, and accounting experience.

(1)	See “Assessing director independence” on page 18 for more information on the Board’s consideration of tenure in determining independence.

10	Thermo Fisher Scientific 2026 Proxy Statement

ELECTION OF DIRECTORS

Professional highlights

•	President, Pall Industrial, Pall Corporation (2012 - 2015)
•	Previously held various roles at Thermo Fisher (2001 - 2007)

Other current directorships:

•	DuPont de Nemours Inc.
•	Flowserve Corporation

Previously held directorships:

•	Ametek, Inc.

Director qualifications

Ms. Chandy previously served as President of the Industrial Division of Pall Corporation, a leading supplier of filtration, separation and purification technologies and as Chief Marketing Officer at the Dow Chemical Company and at Rohm and Haas Corporation. Prior to that she served in various roles with increasing levels of responsibility at Thermo Fisher Scientific, Boston Scientific, and Millipore Corporation. As a proven executive with experience in global life sciences and multi-industrial companies, she brings to the Board experience in executive management, marketing, strategy, innovation and M&A, and has experience in relevant market segments, technologies, geographies, and business functions. Ms. Chandy also brings valuable board-level experience from her many years serving on public company boards.

Professional highlights

•	University of Texas, Austin, Dell Medical School
•	Special Counsel to the Dean (2025 - Present)
•	Vice President of the Health Enterprise (2023 - Present)
•	Professor, Department of Internal Medicine (2016 - Present)
•	Chief Business Officer (2016 - 2025)
•	Interim Vice President for Medical Affairs (2021 - 2023)
•	Associate Vice President of the Health Enterprise (2016 - 2023)

Other current directorships:

•	Colgate-Palmolive Company
•	MultiPlan Corporation

Previously held directorships:

•	HealthStream Inc.
•	Invacare Corporation

Director qualifications

Dr. Harris currently serves as Special Counsel to the Dean of Dell Medical School at the University of Texas, Austin. He had a long-standing career as a physician and previously served as Chief Information Officer of Cleveland Clinic Hospital, and Chief Strategy Officer of the Cleveland Clinic Foundation. His background and experience as a strategic leader in healthcare organizations position Dr. Harris to provide valuable insight and perspective on healthcare. As a result of Dr. Harris’s experience, he brings to the Board valuable strategic leadership and industry knowledge. Dr. Harris also brings valuable board-level experience from his many years serving on public company boards.

(1)	See “Assessing director independence” on page 18 for more information on the Board’s consideration of tenure in determining independence.

Thermo Fisher Scientific 2026 Proxy Statement	11

ELECTION OF DIRECTORS

Professional highlights

•	President, Break Through Cancer (2021 - Present)
•	Massachusetts Institute of Technology, Koch Institute
•	Professor, Department of Biology and Center for Cancer Research (1992 - Present)
•	Founding Director, Integrative Cancer Research (2001 - 2021)
•	Investigator, Howard Hughes Medical Institute (1994 - 2021)

Other current directorships:

•	Amgen, Inc.

Director qualifications

Dr. Jacks currently serves as President of Break Through Cancer, an organization focusing on collaborative approaches to cancer research, has worked for over 30 years as a professor in the Department of Biology at Massachusetts Institute of Technology, and previously served as Founding Director of the Koch Institute, a cancer research center. As a result of his many years of experience in the field of cancer research, including board-level and industry-specific service on public company boards, Dr. Jacks brings to the Board significant scientific, technological and industry expertise. Dr. Jacks also brings valuable board-level experience from his many years serving on public company boards and scientific advisory boards of biotechnology companies, pharmaceutical companies and academic institutions.

(1)	See “Assessing director independence” on page 18 for more information on the factors the Board considers in evaluating Dr. Jacks’ independence.

Professional highlights

•	Franklin Resources, Inc.
•	Chief Executive Officer (2025 - Present)
•	President and CEO (2020 - 2025)
•	President and COO (2017 - 2020)

Other current directorships:

•	Franklin Resources, Inc., and director or trustee of certain funds registered as investment companies managed or advised by subsidiaries of Franklin Resources(1)

Director qualifications

Ms. Johnson currently serves as Chief Executive Officer of Franklin Resources, Inc., a publicly traded global investment management company. During her 35-year career at Franklin Resources, she has served in various leadership roles in major divisions of the business, including consumer lending, investment management, global distribution, global technology and operations. As a result of her experience, Ms. Johnson brings to the Board strategic leadership skills, financial acumen, M&A experience and information technology experience.

(1)	See “Director time commitments policy” on page 20 for more information on how the Board considered Ms. Johnson’s other directorships.

12	Thermo Fisher Scientific 2026 Proxy Statement

ELECTION OF DIRECTORS

Professional highlights

•	Procter & Gamble Company
•	Chief Executive Officer, P&G Beauty (2019 - 2026), and Executive Sponsor, Corporate Sustainability (2021 - 2026)
•	President, Global Hair Care and Beauty Sector (2017 - 2019)
•	President, Global Skin and Personal Care (2014 - 2017)

Other current directorships:

•	None

Director qualifications

Ms. Keith previously served as Chief Executive Officer of P&G Beauty at Procter & Gamble, a global consumer products company. During her 30-plus year career at P&G, Ms. Keith served in roles in manufacturing, logistics, innovation planning, and marketing, then continued into various management and senior leadership roles. Ms. Keith also served as Executive Sponsor for Corporate Sustainability at P&G, where she worked alongside P&G’s Chief Sustainability Officer to guide the company’s sustainability progress. As an experienced executive, Ms. Keith brings to the Board strategic leadership skills, financial expertise, international business experience and M&A experience.

Professional highlights

•	CVS Health Corporation
•	President and Chief Executive Officer (2021 - 2024)
•	Executive Vice President, CVS Health (2012 - 2021)
•	President, Aetna Inc. (2015 - 2021)
•	Began her career as a Certified Public Accountant at auditing firm Ernst & Young LLP

Other current directorships:

•	Automatic Data Processing, Inc. (“ADP”)

Previously held directorships:

•	CVS Health Corporation
•	U.S. Bancorp

Director qualifications

Ms. Lynch previously served as President and Chief Executive Officer of CVS Health, a leading health solutions company. Prior to this appointment, Ms. Lynch served as Executive Vice President of CVS Health and President of its Aetna Business Unit. Ms. Lynch brings valuable leadership and industry expertise as a former CEO of a Fortune 10 company in the health care field. Ms. Lynch’s past experience as a CPA and public company auditor also provides valuable financial reporting and accounting expertise to our Board.

Thermo Fisher Scientific 2026 Proxy Statement	13

ELECTION OF DIRECTORS

Professional highlights

•	Harvard Business School
•	Professor, Business Administration (2018 - Present)
•	Senior Associate Dean, Faculty Development and Research (2025 - Present)
•	Senior Associate Dean, Business and Global Society (2021 - 2025)
•	Senior Associate Dean, Harvard Business School Online (2019 - 2021)

Other current directorships:

•	None

Previously held directorships:

•	The Goldman Sachs Group, Inc.
•	Northern Star Acquisition Corp.

Director qualifications

Dr. Spar currently serves as a professor of Business Administration at Harvard Business School and Senior Associate Dean for Faculty Development and Research, and previously served as President and CEO of the Lincoln Center for the Performing Arts and as President of Barnard College. As a result of her varied experience, Dr. Spar brings to the Board valuable executive management and strategic leadership skills, financial expertise and a unique perspective on technology’s role in shaping society and the global economy. Dr. Spar also brings valuable experience serving on public company boards.

Professional highlights

•	Co-Chief Executive Officer, Thomas H. Lee Partners, LP (1994 - Present)

Other current directorships:

•	None

Previously held directorships:

•	The Madison Square Garden Company

Director qualifications

Mr. Sperling currently serves as Co-Chief Executive Officer of Thomas H. Lee Partners, LP (“THL”), a private equity firm. During his 30-year career leading THL, he has gained broad experience with the various industries represented in the THL portfolio, including healthcare and technology. As a result of this experience, Mr. Sperling brings to the Board valuable experience driving strategic direction and growth of organizations and also corporate finance and acquisition experience. Mr. Sperling also brings valuable board-level experience from his years of serving on public company boards.

(1)	See “Assessing director independence” on page 18 for more information on the Board’s consideration of tenure in determining independence.

14	Thermo Fisher Scientific 2026 Proxy Statement

ELECTION OF DIRECTORS

Professional highlights

•	President and CEO, HP Inc. (2015 - 2019)

Other current directorships:

•	BHP
•	Intel Corporation
•	Qantas Group

Previously held directorships:

•	HP Inc.

Director qualifications

Mr. Weisler previously served as Chief Executive Officer of HP Inc., an information technology company. Prior to that he served in various roles with increasing levels of responsibility at HP, Lenovo Group Inc. and at Telstra Corp. Lt., a telecommunications company. As a result of his experience, Mr. Weisler brings to the Board valuable strategic and senior management leadership skills, financial expertise, international experience, technological expertise and M&A experience. Mr. Weisler also brings valuable board-level experience from his service on public company boards.

(1)	See “Assessing director independence” on page 18 for more information on the Board’s consideration of tenure in determining independence.

Thermo Fisher Scientific 2026 Proxy Statement	15

Corporate governance

Our governance framework reflects the Board’s commitment to strong, independent oversight, thoughtful Board refreshment and accountability to shareholders. The following highlights key governance practices that support our long-term strategy and shareholder interests.

INDEPENDENT AND EFFECTIVE BOARD OVERSIGHT	BOARD COMPOSITION AND REFRESHMENT

•

Substantial majority of independent directors

•

Strong independent Lead Director with robust authority and responsibility

•

100% independent exchange-mandated Board committees

•

Skills and background align with Company strategy

•

Annual review of Board leadership structure and disclosure of the Board’s reasoning underlying its leadership structure

•

Regular executive sessions of independent directors

•

Annual Board and committee self-evaluations

•

Board-level oversight of AI, cybersecurity, strategic risk, and CSR matters

•

Regular Board refreshment and balanced mix of director tenure (4 new directors joined since 2020)

•

Corporate Governance Guidelines emphasize the importance of having a broad mix of skills and experiences

•

With limited exceptions, directors may not be renominated to the Board after their 72nd birthday

•

“Overboarding” limits for directors

•

Formal new director orientation, continuing director education, and in-house trainings on Company products and processes to align the board with business priorities

SHAREHOLDER RIGHTS AND ACCOUNTABILITY	STRONG GOVERNANCE AND RISK MANAGEMENT PRACTICES

•

Annual election of all directors by majority voting

•

Directors not receiving majority support must tender their resignation for consideration by the Board

•

Proxy access for shareholders

•

One share, one vote

•

Shareholder right to call a special meeting (15% ownership threshold)

•

Proxy access for shareholders

•

Majority shareholder vote to amend Certificate of Incorporation and By-laws

•

Proactive year-round shareholder engagement program with independent director involvement

•

Annual review of Corporate Governance Guidelines and committee charters to ensure alignment with best practices

•

Clawback policy and clawback provisions in equity award agreements

•

Prohibition on hedging or pledging shares of the Company’s stock by officers and directors

•

Strong stock ownership requirements and, for CEO, post-vest stock holding requirement

16	Thermo Fisher Scientific 2026 Proxy Statement

CORPORATE GOVERNANCE

Board composition and refreshment

The Board takes a thoughtful approach to its composition and regularly reviews the skills and experiences needed to align with the Company’s strategic vision, business and operations, as further discussed below.

Director selection

Mix of skills and experiences

  BOARD CONSIDERATIONS

FOR NOMINEES

•

attributes are complementary to the Board’s current composition

•

alignment with the Board’s priorities for skills or experiences

•

consideration of general criteria for director nominees in Company’s Corporate Governance Guidelines

We believe that the quality of decision-making is enhanced by having a Board with a broad mix of skills and experiences. We also believe diverse perspectives can help the Board identify and respond more effectively to the needs of customers, shareholders, employees, suppliers and other stakeholders.

The Board is committed to identifying and evaluating highly qualified candidates with a broad mix of backgrounds, industry experience and other unique characteristics that are aligned with our strategy and will collectively benefit our Company. For more information on the skills and experiences of our current board nominees, see “Director nominee skills and experiences” on page 9.

Selection process The following describes the director selection process:
1	Nominee search & sourcing

Our Nominating and Corporate Governance Committee (“N&CG Committee”) seeks potential director candidates with a broad mix of skills, knowledge, abilities and experience, conducts a search process to identify qualified candidates, and assesses the alignment of potential candidates’ skills and experiences with the Company’s business, strategy and culture.

HOW WE REFRESH
THE BOARD

•

Board evaluations. Each year the Board assesses its effectiveness and identifies priorities for succession planning

•

Age limits. With limited exceptions, directors may not be renominated to the Board after their 72nd birthday

2	Meeting & evaluating candidates

Potential director candidates are interviewed by the Chairman, members of the N&CG Committee, and other members of the Board. Each candidate’s background and affiliations are carefully reviewed to identify any legal, ethical, or other conflicts that could affect Board service.

3	Recommend candidate for election

The N&CG Committee recommends, and our full Board nominates, the director candidates best qualified to complement the then-existing Board composition and to serve the interests of our Company and shareholders.

4	Elect nominee

HOW YOU CAN RECOMMEND
A CANDIDATE

Write to the N&CG Committee c/o the Corporate Secretary at the address listed on the back cover of this proxy statement, and include all of the information our by-laws require for director nominations.

Shareholders consider the Director nominees and elect directors by majority vote at our Annual Shareholders’ Meeting to serve one-year terms. Our Board may also elect directors on the recommendation of our N&CG Committee throughout the year when determined to be in the best interests of our Company and shareholders. In that case, such directors would stand for reelection by shareholders at the next Annual Shareholders’ Meeting.

Thermo Fisher Scientific 2026 Proxy Statement	17

CORPORATE GOVERNANCE

Assessing director independence

Director independence review standards

The Company’s Corporate Governance Guidelines require that a majority of directors and each member of the Audit Committee, Compensation Committee and N&CG committee be independent. In assessing director independence, the Board observes all relevant criteria under New York Stock Exchange (“NYSE”) listing standards and Securities and Exchange Commission (“SEC”) rules as well as categorical independence standards set forth under in the Company’s Corporate Governance Guidelines. The following types and categories of transactions, relationships, and arrangements are considered by our Board in making its independence determinations:

•	Recent employment with the Company, or an immediate family member’s recent service as a Company executive officer.

•	Direct compensation from the Company exceeding $120,000 in any twelve-month period, excluding standard director fees and non-contingent deferred compensation.

•	Current or recent relationships with the Company’s internal or external auditor involving the director or an immediate family member.

•

Interlocking compensation committee relationships, where a director or immediate family member served as an executive officer of another company while a Company executive officer served on that company’s compensation committee.

•

Employment with or greater than 10% ownership (by the director or an immediate family member) in a company that engaged in transactions with the Company exceeding $1 million or 2% of the other company’s consolidated gross revenues in any of the last three fiscal years.

•

Employment with or greater than 10% ownership in a company that is indebted to the Company, or to which the Company is indebted, in an amount that exceeds one percent (1%) of the total consolidated assets of the other company.

•

Leadership roles at tax-exempt organizations that received discretionary Company contributions exceeding the greater of $1 million or 2% of the organization’s consolidated gross revenues in any single fiscal year within the past three years.

The Company also considers additional factors with respect to independence not covered by the above standards, which may be relevant to their determination. For example, the Board considers tenure as it relates to independence for each director with over 9 years of Board Service. For more information on the importance of having directors with differing tenures, see “Active Board refreshment—A balanced mix of tenures” on page 19.

Independence determinations

After a review of all relevant transactions and relationships, the Board has determined that of all our directors, 10 qualify as independent directors. The Board also has determined that each member of the Audit Committee, Compensation Committee and N&CG Committee is independent as required under the NYSE and SEC rules.

In making these determinations, the Board considered relationships that exist between the Company and other organizations where Directors serve, as well as the fact that in the ordinary course of business, transactions may occur between such organizations and the Company. The Board reviewed direct and indirect transactions and relationships between each director or any member of his or her immediate family, and the Company (or any subsidiaries or affiliates) based on information provided by the director, our records and/or publicly available information.

Mr. Casper is not an independent director because he is currently the CEO of the Company. As a result of Dr. Jacks’ greater than 10% equity ownership of Dragonfly Therapeutics, Inc. (Dragonfly), the Board determined he is not independent under the Company’s Corporate Governance Guidelines because the Company’s sales to Dragonfly exceeded 2% of Dragonfly’s consolidated gross revenues during the last three fiscal years.

The Board also concluded that each of our longer-tenured directors (Messrs. Chai, Sperling and Weisler, and Drs. Harris and Jacks) continue to exercise independent, balanced and thoughtful oversight, consistently challenging management as appropriate. Accordingly, the Board determined that the tenure of these directors has not impacted their independence.

18	Thermo Fisher Scientific 2026 Proxy Statement

CORPORATE GOVERNANCE

Active board refreshment

The N&CG Committee annually assesses the composition of the Board, and in connection with the Board’s nomination of a slate of directors, assesses such matters as age, tenure and the broad mix of skills and experiences represented on the Board.

Retirement age. Under our Corporate Governance Guidelines, any director who reaches the age of 72 will retire from the Board effective at the end of his or her then-current term. On the recommendation of the N&CG Committee, the Board may waive this requirement if it deems a waiver to be in the best interests of the Company. In furtherance of the Board’s active role in refreshment and succession planning, since 2020, the Board has appointed 4 new directors and 6 directors have retired, including Mr. Mullen who is not standing for reelection this year.

A balanced mix of tenures. We believe a range of director tenures strengthens the Board’s oversight of strategy and risk. Longer-tenured directors contribute valuable institutional knowledge and a deep understanding of the business, while newer directors bring fresh perspectives. This mix ensures a balanced and effective Board. For more information on how tenure is considered in determining director independence for our longer-tenured non-employee directors, see “Assessing director independence” on page 18.

REFRESHMENT SINCE 2020

4 new directors added to the Board

6 directors retired, including Mr. Mullen

SKILLS AND EXPERIENCES ADDED

•	digital and information technology
•	industry experience
•	financial acumen and expertise
•	CEO experience
•	global experience
•	public company board experience

NOMINEE DEMOGRAPHICS

3
5

Ethnic and Racial Representation
(Chai, Chandy, Harris)

Female
(Chandy, Johnson, Keith, Lynch, Spar)

CURRENT DIRECTOR TENURE

Thermo Fisher Scientific 2026 Proxy Statement	19

CORPORATE GOVERNANCE

Director engagement

99% Average attendance of directors at Board and Committee meetings in 2025 37 Board and Committee meetings in 2025 100% Attendance of directors at 2025 Annual Meeting of Shareholders

Executive sessions

The Board recognizes the importance of independent oversight of the CEO and management and has established policies and procedures to support that objective. Independent directors meet regularly, at least semi-annually, in executive session without management present, and more frequently as requested by any independent director. The independent Lead Director presides over these executive sessions.

Board and Committee meeting attendance

The Board is responsible for attending Board meetings and committee meetings on which they serve. During 2025, each of our directors attended at least 75% of the total number of meetings of the Board and the committees of which such director was a member.

Annual meeting attendance

Members of the Board are expected to attend the annual meeting of shareholders. All of the then-serving directors attended the 2025 Annual Meeting of Shareholders.

Director time commitments policy

The Board believes that service on other public company boards can provide directors with valuable experience that benefits Thermo Fisher. However, such service also requires significant commitment of time and attention. Accordingly, directors are expected to ensure they have sufficient capacity to fulfill their responsibilities to the Company. The Board’s policy, which is included in our Corporate Governance Guidelines:

•

Limits outside public board service to three boards (or two for directors who are executive officers of a public company), in addition to the Company.

•

Limits Audit Committee members to service on no more than two other public company audit committees.

•

Provides that the continuation on the Board of any director that materially changes his or her current position or job responsibilities, is a matter to be decided in each individual instance by the Board, upon recommendation of the N&CG Committee.

How the policy was applied to Ms. Johnson. Ms. Johnson is the CEO of Franklin Resources, Inc., which is a global investment management holding company operating through its subsidiaries. In her capacity as CEO, she serves on the holding company board and also the boards of certain of its funds, which are registered as investment companies and are managed or advised by subsidiaries of Franklin Resources, Inc. Since Ms. Johnson’s responsibilities as a board member of these companies are integrally related to her role as CEO of Franklin Resources, Inc., the Board believes that this board service does not meaningfully increase her time commitments or fiduciary duties, as would be the case with service on unaffiliated public company boards.

DIRECTOR no more than 3 other public company boards

PUBLIC COMPANY EXECUTIVE OFFICER no more than 2 other public company boards

AUDIT COMMITTEE no more than 2 other public company audit committees

Director orientation and education

New director orientation. We provide our new directors with a comprehensive orientation to familiarize them with our business and strategic plans, significant financial, accounting and risk management matters, human capital management programs, compliance programs and other controls, policies, principal officers and internal auditors, and our independent registered public accounting firm. The orientation also addresses Board procedures, our Corporate Governance Guidelines and our Board committees. Directors who will be serving as committee members receive orientation specific to the committees on which they will serve.

Educational sessions. Throughout the year, management provides regular presentations to the Board and its Committees on Thermo Fisher’s strategy, business performance, financial results, legal and compliance matters, and other key developments affecting the Company. These updates also include emerging topics of importance to our business and stakeholders, such as AI and technological innovation. Directors are welcome to attend meetings of Committees of which they are not a member. Periodically, the Board also visits Thermo Fisher manufacturing facilities to deepen their understanding of our business.

Continuing director education. Each director is expected to be involved in continuing director education on an ongoing basis to enable better performance of duties, and to recognize issues that arise.

20	Thermo Fisher Scientific 2026 Proxy Statement

CORPORATE GOVERNANCE

Annual evaluation process

Each year, our Board conducts a self-evaluation in order to assess its own effectiveness and dynamics, and identify areas for enhancement. Our Board’s annual self-evaluation also is a key component of director succession planning.

The N&CG Committee reviews and determines the overall process, scope, and content of our Board’s annual self-evaluation each year. For 2025, the evaluation was conducted by the N&CG Committee Chair. Each of our Board committees also conducts a separate self-evaluation annually which is led by the respective committee chair.

The following chart reflects the key components of the Board’s annual self-evaluation process. Additional information on the topics covered in the scope of the evaluation, and feedback and actions resulting from the evaluation, is included below.

1	Process decision	BOARD FEEDBACK AND CHANGES IMPLEMENTED

•

N&CG Committee considers options for the format of the Board self-evaluation process during the July Board meeting, including whether it is appropriate for the evaluation to be conducted internally or by an independent consultant. For 2025, the N&CG Committee Chair conducted the Board self-evaluation and committee evaluations were conducted by each committee chair.

2	Written questionnaires

•

Enhanced focus on management succession planning

•

Provide interactive educational sessions focused on key Company products and their strategic relevance

•

Increased focus on site visits to enhance oversight of the Company’s products, services and operations

•

Affirmed the effectiveness of the Board’s strategic oversight

•

Affirmed the format of Board materials and management reporting, enhancing the monitoring of strategy and operations

•

A written questionnaire is sent to each director to solicit written feedback on various topics related to Board performance and effectiveness

•

Questions are sent to each committee member to solicit feedback on committee performance and effectiveness

•

Topics include Board and committee roles, effectiveness, agendas and materials; Board and Committee composition and performance; and strategy and risk oversight

3	One-on-one director discussions

• The N&CG Committee Chair holds individual calls with each director to discuss responses to the written questionnaire and obtain candid feedback for the Board evaluation

4	Group discussion

•

Discussion of the overall Board evaluation is led by the N&CG Committee Chair, with a report provided to the N&CG Committee, and then to the full Board

•

Committee evaluations are led by each committee chair during committee meetings and reported to the full Board

5	Feedback communicated and acted upon

• Feedback is provided to the Board and management by the N&CG Committee Chair on areas for improvement • Changes are implemented

Thermo Fisher Scientific 2026 Proxy Statement	21

CORPORATE GOVERNANCE

Board leadership structure

Annual review of leadership structure

On an annual basis, the N&CG Committee reviews and recommends to the Board the appropriate leadership structure, including whether to separate or combine the roles of Chairman and CEO, and recommends a Chairman from among the directors. The Board believes it should retain flexibility to determine the most effective leadership structure based on the Company’s needs and circumstances at the time. If the Chairman is not independent, the independent directors elect an independent Lead Director annually, upon the N&CG Committee’s recommendation.

Since February 2020, our Board has combined the positions of Chairman and CEO under the leadership of Marc N. Casper, and designated an independent Lead Director, currently Scott Sperling. The Board continues to believe that it is in the best interest of the Company and its shareholders to combine the roles of Chairman and CEO.

The Board believes that having Mr. Casper serve as Chairman promotes unified leadership and stronger alignment between the Company’s long-term strategy and operational execution, supported by effective oversight from the independent Lead Director and other independent directors. The Board believes the significant insight and expertise of the Company and the industry that Mr. Casper has gained throughout his long tenure with Thermo Fisher is invaluable, and that his thorough familiarity with the Company and its history, together with his wide-ranging industry expertise, makes him exceptionally qualified to lead the Board.

Independent Lead Director

The role of the independent Lead Director

The independent Lead Director provides independent leadership for the Board and helps ensure effective oversight of management. The Board periodically reviews the Lead Director’s responsibilities to maintain strong independent oversight.

As outlined in the Company’s Corporate Governance Guidelines, the Lead Director’s duties include the following (and other responsibilities as requested by the Board):

Considerations in selecting the independent Lead Director

Several factors are considered in selecting the independent Lead Director, including areas of expertise (with a focus on leadership and corporate governance), experience serving on public company boards, tenure on the Thermo Fisher Board, interest, and ability to meet the time requirements of the position.

After considering all of the above factors, each year since May 2022, the Board has selected Scott Sperling to serve as independent Lead Director.

Active director. Prior to becoming Lead Director, Mr. Sperling served as an active director, including service on various Board committees (Compensation, Nominating and Corporate Governance, and Strategy and Finance Committees). His tenure with the Board enhances his significant institutional knowledge and long-term perspective.

Strong independent leadership. Mr. Sperling possesses significant leadership skills that are critical to the role of a strong and independent Lead Director. He has demonstrated independent thinking and established strong working relationships with his fellow directors, garnering their trust and respect.

Robust experience. Mr. Sperling has served on a myriad of public company boards, which provides him with deep knowledge and understanding of corporate governance practices and trends. For these reasons, the Board believes that Mr. Sperling is exceptionally well-qualified to continue serving as our independent Lead Director.

For more information on how Mr. Sperling’s tenure was considered in determining his independence, see “Assessing director independence” on page 18.

Board leadership responsibilities	• calling and leading meetings of the non-employee or independent directors • presiding over meetings of the Board at which the Chairman is not present
Agenda Setting; Board information; and Interactions with the Chairman/CEO

•

approving meeting agendas, including the form and type of materials, for the Board

•

approving meeting schedules to help ensure sufficient time for discussion

•

serving as a liaison between non-employee directors and the Chairman; however, each director remains free to communicate directly with the Chairman

Engagement with stakeholders	• being available to meet with shareholders and other stakeholders as appropriate

As discussed in the “Shareholder engagement” section on page 6, the Board supports a robust, ongoing dialogue with shareholders. During these engagements, the independent Lead Director is available as the primary Board contact for direct communication with Investors. For example, following the 2025 Annual Meeting of Shareholders, Mr. Sperling participated in calls with shareholders representing over 28% of total outstanding shares, in order to hear first-hand the concerns of our investors, and to provide shareholders with the Board perspective. In general, investors, including some that are generally opposed to combining the Chairman and CEO roles, have expressed confidence in our leadership structure and the strong, independent Lead Director role.

22	Thermo Fisher Scientific 2026 Proxy Statement

CORPORATE GOVERNANCE

Board committees

Key responsibilities and areas of oversight

•	integrity of the Company’s financial statements

•	compliance with legal and regulatory requirements, including internal controls over financial reporting and disclosure controls

•	independent auditor’s qualifications, independence, and performance

•	performance of the Company’s internal audit function and independent auditor

•	external reporting on CSR matters, in coordination with the N&CG Committee

•	cybersecurity and information technology risks and programs, including data privacy

•	risk assessment and risk management policies, including governing guidelines and policies

•	major financial risk exposures and steps taken to monitor and control such exposures

•

procedures for complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters

•	prepare an annual report for inclusion in the Company’s proxy statement

•

legal matters that may have a material impact on the Company’s financial statements, accounting policies, compliance with applicable laws and regulations, and any material reports, notices or inquiries received from regulators or governmental agencies

Key responsibilities and areas of oversight

•	compensation matters for the CEO and other officers

•	management succession plans

•	administration of incentive compensation and equity-based plans

•	risk assessments of the Company’s compensation policies and practices

•	annual report on executive compensation

•	review and recommendation of director compensation

•	administration and oversight of clawback policy

•	appointment and compensation of third party compensation consultant

•	review the Company’s Compensation Discussion and Analysis (“CD&A”) and prepare an annual report for inclusion in the Company’s proxy statement

Thermo Fisher Scientific 2026 Proxy Statement	23

CORPORATE GOVERNANCE

Key responsibilities and areas of oversight

•	identify and recommend persons qualified to be nominated by the Board and to serve as members of the Board and its committees

•	CSR strategy and associated risks, and external reporting related to corporate responsibility and sustainability

•	Corporate Governance Guidelines

•	political spending

•	annual self-evaluation of the Board

Key responsibilities and areas of oversight

•	annual strategic plan

•	significant strategic decisions

•	material financial matters, including investments and acquisitions and divestitures

Key responsibilities and areas of oversight

•

partnering with and overseeing the Company’s Scientific Advisory Board (SAB); with all non-management members of the Committee also serving as liaisons to the SAB to facilitate effective Board oversight. For more information, see the “Oversight of scientific and technological innovation” on page 25

•	staying abreast of new technologies, markets and applications for the Company’s products and services, including ethical use

•	monitoring and evaluating trends in science and recommending emerging technologies for building the Company’s technological strength

ACCESSING OUR GOVERNANCE DOCUMENTS

You can find the current versions of the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and charters for each committee discussed above at www.thermofisher.com

24	Thermo Fisher Scientific 2026 Proxy Statement

CORPORATE GOVERNANCE

Key areas of Board oversight

Our Board is elected by the shareholders to oversee their interests in the long-term health and overall success of the Company’s business and financial strength. Throughout the year, our Board and its committees discuss operations and Company strategy, which for 2025 focused on navigating macroeconomic uncertainty while accelerating the Company’s strategy to realize our 2030 Vision, with an emphasis on emerging technologies.

•

Our Board meetings include regular sessions with business leaders and executives across key corporate functions including strategy, operations, finance, information technology, cybersecurity, legal and human resources

•

At regular meetings, the Board also considers drivers of our business execution along with key risks, challenges and opportunities and considers how they relate to the effectiveness of our Company strategy

•	The Board dedicates an annual session to focus on long-term strategy and the future needs of, and opportunities for, the Company

•	In addition to financial and operational performance, non-financial measures are discussed regularly by the Board and Board committees

Oversight of strategy

The Board believes that overseeing and monitoring strategy—one of its key responsibilities—is a continuous process, and takes a multilayered approach in exercising its duties.

The Board oversees development of the Company’s long-term vision and strategic plan. The Strategy and Finance Committee of the Board meets with management each year to discuss and agree on the agenda for a focused Board strategy session. During this dedicated two-day strategy session, the Company leadership meets with the Board to discuss the long-term vision and strategic plan for the overall Company, as well as its capital allocation strategy. The strategic plan informs the key strategic questions and priorities for each of the Company’s primary businesses, which are reviewed by the Board at its regularly scheduled meetings throughout the year. At these meetings, the Board also receives progress updates from management on the execution of the strategic plans.

Our Mission is our purpose, to enable our customers to make the world healthier, cleaner and safer. Our teams around the world strive to achieve this Mission every day, and our actions ultimately create an even brighter future for Thermo Fisher and all our stakeholders. Our formula for success starts with our aspirations for the decade ahead, which were established by management, with oversight by our Board, and articulated in our 2030 Vision. To achieve our vision, the Company sets and executes on a rolling five-year strategic plan in order to identify key opportunities in the markets we serve and develop a roadmap to capture those opportunities. Focused execution is key to our success.

Our annual goal tree represents our priorities for the year ahead, which are translated into the key objectives that we need to accomplish to ensure that our businesses and functions have clear goals that are aligned to our short- and long-term success. Our work is powered by our PPI Business System, a deeply ingrained philosophy of operational excellence, as well as our 4i Values and our CSR strategy. We continue to build on our Mission-driven culture through the exceptional talent we attract and develop, that brings its best to work each day and focuses on the priorities we have established.

Oversight of scientific and technological innovation

Scientific Advisory Board

The Science & Technology Committee (“S&T Committee”) has responsibility for oversight of our SAB, which was established to formalize the two-way exchange of technological information between the Company and representatives from some of the world’s premiere centers of health, science and education. We view scientific discovery as a catalyst for change, and the insight and distinct expertise of each member of our SAB is invaluable in helping us set a course for the innovation for new products and services that meet the changing needs of our customers.

Bioethics committee

The S&T Committee also oversees our Bioethics Committee, which manages our bioethics framework and is a cross-functional team of senior leaders including our chief scientific officer, and leaders representing our life sciences, clinical research and diagnostics businesses as well as legal, communications and strategy functions, and receives periodic updates on matters involving bioethics and the use of our technologies and products. The Bioethics Committee focuses on transparency, compliance, and ethical business practices and standards arising out of our bioethical practices throughout our global operations.

Thermo Fisher Scientific 2026 Proxy Statement	25

CORPORATE GOVERNANCE

Oversight of risk

BOARD

The Board has oversight responsibility for the systems established to report and monitor the most significant risks applicable to the Company. The Board reviews risks including:

•

strategic, financial, economic, and execution risks and exposures associated with our operations and strategy (including digital and technology)

•

senior management succession planning

•

matters that may present material risk to our business, industry, operations, financial position, or cash flows, and, as applicable, significant transactions

•

legal, quality, and regulatory risks and other matters that may present material risk to our prospects or reputation, including those related to our global operations

The Board has a formal, annual discussion of the Company’s key findings from its ERM program, a global process for considering a broad range of risks to the Company. In order to maintain effective Board oversight across the entire ERM program, the Board delegates to the individual committees certain focused elements of its oversight function, as shown below.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	SCIENCE AND TECHNOLOGY COMMITTEE	STRATEGY AND FINANCE COMMITTEE

Oversees risks related to:

•

financial and accounting systems and accounting policies

•

finance-related public reporting

•

regulatory compliance

•

other matters delegated to the Audit Committee, including risks associated with cybersecurity and information technology, including data privacy

Oversees risks related to:

•

compensation practices to prevent negative impacts on the Company and discourage excessive risk-taking by employees

•

risks related to talent management and succession planning for our leadership team

		Oversees risks related to: • corporate governance matters • the Company’s CSR strategy and political spending approach	Oversees risks related to: • our products and technologies • our Scientific Advisory Board and bioethics	Oversees risks related to: • capital allocation framework, including sources and uses of cash and capital generation and allocation versus targets and plans • the Company’s strategic plans

The committees report back to the full Board at each regular meeting, and certain risk topics may be brought to the full Board for consideration where deemed appropriate to ensure broad Board understanding of the nature of the risk.

The risk oversight function of the Board is reinforced by its leadership structure. Our CEO’s service on the Board promotes open communication between management and the directors relating to risk. Additionally, each exchange-mandated Board committee is comprised solely of independent directors, all directors are actively involved in the risk oversight function, and no element of Board oversight is reliant on the expertise of a single director.

Enterprise risk management process

The Board uses the enterprise risk management (“ERM”) program as a key tool for understanding the inherent risks facing the Company and assessing whether management’s processes, procedures, and practices for mitigating those risks are effective. The annual ERM assessment deployed by management is based on an enterprise-wide “top down” and “bottom up” view of commercial, strategic, legal, compliance, human capital, cyber, and reputational risks and strategies for mitigating those risks. Annually, the full Board discusses with senior management the most significant risks identified in the ERM process, providing input on the steps taken to mitigate each risk and plans for additional mitigation in the year ahead. To facilitate continued monitoring and oversight by the Board, key risk areas identified during the ERM process, and management’s associated mitigation activities, become part of Board and/or committee meeting agendas for the following year.

26	Thermo Fisher Scientific 2026 Proxy Statement

CORPORATE GOVERNANCE

Oversight of cybersecurity and information technology

The Board has delegated the management of cybersecurity risks to the Audit Committee. Our cybersecurity program is led by the Company’s Senior Vice President and Chief Information Officer, along with our Vice President, Chief Information Security Officer. Management provides an operational update to the Audit Committee each quarter. In addition, the Audit Committee and our full Board receive an annual overview of the cybersecurity program, cybersecurity threat landscape, investments, and opportunities to enhance the Company’s systems and security of products and operations.

Cybersecurity is integrated into the risk management process for the Company through various corporate mechanisms, including quarterly business reviews, annual budget planning, and targeted risk-based engagements. Our commitment to cybersecurity emphasizes using a risk-based, “defense in depth” approach to assess, educate, block, identify, respond to and recover from cybersecurity threats. Recognizing that no single technology, process or control can effectively prevent or mitigate all risks, we employ a strategy of technologies, processes and controls, all working independently but as part of a cohesive strategy to manage or reduce risk.

Our cybersecurity program assists in the management of risks associated with the confidentiality, integrity and availability of data and systems within the Company environment to effectively support our business objectives and customer expectations. The program provides guidance to business stakeholders on cybersecurity risks as input into their risk management processes that balance cybersecurity risk with other important risks that may include strategic, regulatory, economic and financial considerations. As part of its overall risk management strategy, the Company also maintains cybersecurity insurance coverage.

We believe cybersecurity is the responsibility of every employee, and regularly educate and share best practices with our employees to raise awareness of cybersecurity threats through a security awareness training program, including regular exercises, periodic cyber-event simulations and annual attestation to our Technology Acceptable Use Policy.

Oversight of artificial intelligence

The use of generative AI is rapidly advancing and presents significant opportunities to further our Mission and deliver greater value to our customers and colleagues. Our AI strategy is organized around three pillars. First, we are using AI to operate the Company more effectively and efficiently by enhancing key processes and systematically redesigning how we work. Second, we are integrating AI to strengthen and expand our products and services, enabling customers to accelerate their innovation and improve productivity. Third, we are applying AI to elevate the customer experience by making it easier to do business with Thermo Fisher and by improving the end-user experience with our products and services.

Our approach to the responsible use of AI includes a risk-based governance structure to take appropriate steps to support the fair, ethical and safe design, implementation and use of AI within Thermo Fisher. The Board receives regular updates on the three-pillared strategy, AI governance and use, including mechanisms to mitigate potential risks associated with such deployment. At an operational level, our Generative AI Center of Excellence, which comprises cross-functional leaders, advises on strategy, regulation, policies and frameworks with oversight by an AI Leadership Committee.

Oversight of CSR

As the world leader in serving science, CSR is an integrated aspect of how we think about strategy and risk. Our Company leadership team ensures our CSR priorities are embedded in business decisions and operating practices, which we believe also strengthens our organizational culture to drive results and success. Strategic investments in technology, products, people and the planet help to ensure sustainable growth and enable us to deliver long-term value and strong returns for our shareholders. Our CSR strategy is informed by robust stakeholder engagement and is actively refreshed to identify value creation opportunities and minimize risk. Board-level governance is held within our N&CG Committee, which oversees the Company’s governance and CSR-related strategy, risks, opportunities and external reporting, and reports to the full Board as appropriate. Our Audit Committee also plays a role in the oversight of reporting on these matters in regulated filings and the data quality and applicable assurance related to this reporting.

More information on our CSR priorities and progress can be found on our website at www.thermofisher.com/CSR.

Oversight of management development and succession planning

The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for our CEO and other members of senior management. The Compensation Committee, together with the CEO, regularly reviews senior management talent, including readiness to take on additional leadership roles and developmental opportunities needed to prepare senior leaders for greater responsibilities. The CEO also regularly updates the Board with regard to key talent indicators for our leadership, including talent effectiveness. The CEO, together with the Chief Human Resources Officer, provide a regular review to the Compensation Committee, assessing each of the members of the executive leadership team and his or her succession potential. This review includes a discussion about development plans for senior leaders to help prepare them for future succession and contingency plans in the event the CEO is unable to serve for any reason (including death or disability). While the Compensation Committee has the primary responsibility to develop succession plans for the CEO position, it regularly reports to the Board and decisions are made at the Board level.

Thermo Fisher Scientific 2026 Proxy Statement	27

CORPORATE GOVERNANCE

Oversight of political spending

The N&CG Committee, composed solely of independent directors, oversees the Company’s political spending and lobbying. This includes political and campaign contributions as well as any contributions to trade associations and other tax-exempt and similar organizations that may engage in political activity.

Thermo Fisher complies fully with all federal, state and local laws and reporting requirements governing corporate political contributions. We also request that trade associations receiving total payments of $25,000 or more from Thermo Fisher annually report the portion of Thermo Fisher dues and special assessments that were used for activities that are not deductible under section 162(e) of the Internal Revenue Code of 1986, as amended (the “Code”). We are committed to providing transparent disclosure of political contributions and lobbying activities. Based on feedback from stakeholders, political contributions that use corporate funds are published annually in the Company’s Political Contributions report in compliance with Thermo Fisher’s Political Contributions Policy, which are available on the Company’s website, www.thermofisher.com.

Other practices, policies and processes

Code of business conduct and ethics

All directors, officers and employees of Thermo Fisher must act with the highest standards of business ethics and integrity and comply with all applicable laws and regulations in the conduct of business. To that end, the Company has adopted and implemented a Code of Business Conduct and Ethics (“Code of Ethics”), which is available on the Company’s website, www.thermofisher.com. All directors, officers and employees of the Company are responsible for reviewing the Code of Ethics and certifying annually that they have reviewed and are in compliance with the Code of Ethics. The Company intends to satisfy SEC and NYSE disclosure requirements regarding amendments to, or waivers of, the Code of Ethics by posting such information on the Company’s website.

Review of potential related person transactions

Our Audit Committee is responsible for reviewing and approving, in advance, all related person transactions. Related persons include any of our directors or executive officers, certain of our shareholders, and their immediate family members, and transactions include any transaction or arrangement in which the amount involved exceeds $120,000 and where the Company or any of its subsidiaries is a participant and a related person has a direct or indirect material interest.

The Company’s executive officers and directors are required to report any proposed transaction to the General Counsel promptly. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

The responsibility for reviewing and approving such transactions is set forth in writing in the Corporate Governance Guidelines and the Audit Committee Charter, which are available on our website at www.thermofisher.com.

Contacting the Board

Shareholders and other interested parties who desire to send communications to the Board or any individual director or groups of directors should write to the Board by contacting the Company’s Corporate Secretary.

Email: CorporateSecretary@thermofisher.com

28	Thermo Fisher Scientific 2026 Proxy Statement

Compensation of directors

Compensation philosophy

The general philosophy of our Board is that compensation for non-employee directors should be a mix of cash, payable quarterly, and equity-based compensation, to reward them for a year of service in fulfilling their oversight responsibilities. The Company does not compensate our CEO for Board service in addition to his regular employee compensation.

Process of determining director compensation

Decisions regarding the non-employee director compensation program are approved by our full Board based on recommendations by the Compensation Committee. The Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program biennially. At the Compensation Committee’s direction, Pearl Meyer & Partners, LLC (“Pearl Meyer”) analyzes the competitive position of our director compensation program against the Peer Group used to benchmark executive compensation and examines how director compensation levels, practices and design features compare to members of the Peer Group.

Elements of compensation

Annual compensation

Annual cash retainers

Lead Director	$170,000

All other non-employee directors	$125,000

Committee Fees

•

Employee Directors: No additional compensation

•

Time of payment: Quarterly installments

•

Additional expenses: Out-of-pocket expenses incurred for attending Board and committee meetings are reimbursable

• Audit Committee Chair	$30,000
• Compensation Committee Chair
• Nominating & Corporate Governance Committee Chair	$25,000

• Science and Technology Committee Chair

• Strategy and Finance Committee Chair

Annual equity grant

All non-employee directors	$225,000*	• Equity grant vesting schedule: The earlier of the anniversary of the grant date or the Company’s next annual meeting of shareholders

*	Actual amounts may be different since the number of restricted stock units awarded is based on the closing price of our common stock on the grant date (rounded up to the nearest whole number).

Deferred compensation plan for directors

As part of its Amended and Restated 2013 Stock Incentive Plan, the Company maintains a deferred compensation plan for its non-employee directors (the “Directors Deferred Compensation Plan”). Under the Directors Deferred Compensation Plan, a participant may elect to defer receipt of his or her annual retainer. Deferred amounts are credited quarterly as units of common stock and are payable only in shares of common stock. Dividend equivalents are credited for cash dividends that would have been received on the underlying shares. Distributions are made within 60 days after the end of the fiscal year in which the participant ceases to serve as a director unless the participant makes a timely election to defer the distribution in accordance with the requirements of Section 409A of the Code. Participants do not have ownership of the shares until they are distributed.

Matching charitable donation program

The Company has a matching charitable donation program for non-employee directors (the “Matching Charitable Donation Program for Directors”), pursuant to which the Company matches donations made by a director to a charity selected by the director, up to $15,000 per director per year.

Director and officer insurance

The Company provides liability insurance for its directors and officers. The annual cost of this coverage is approximately $3.2 million.

Thermo Fisher Scientific 2026 Proxy Statement	29

COMPENSATION OF DIRECTORS

Stock ownership policy for directors

The Compensation Committee has established a stock ownership policy that requires directors of the Company to hold shares of common stock equal in value to five times (5x) the annual cash retainer for directors. Directors have until 5 years from when they joined the Board to achieve this ownership level. For the purpose of this policy, a director’s election to receive shares of common stock in lieu of his or her annual retainer will be counted towards this target, as will restricted stock units. As of December 31, 2025, all of our then-serving directors were either in compliance or on track to be in compliance with this policy within the applicable time limit.

Director compensation table

The following table sets forth a summary of the compensation of the Company’s non-employee directors who served in 2025:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)		All Other Compensation(3)	Total

Nelson J. Chai	$153,036	$225,028		$15,764	$393,828

Ruby R. Chandy	$125,000	$225,028		$15,764	$365,792

C. Martin Harris	$148,036	$225,028		$764	$373,828

Tyler Jacks	$148,036	$225,028		$15,764	$388,828

Jennifer M. Johnson	$125,000	$225,028		$16,390	$366,418

R. Alexandra Keith	$125,000	$225,028		$2,413	$352,442

Karen S. Lynch	$107,599	$275,460	(4)	$15,341	$398,400

James C. Mullen	$125,000	$225,028		$764	$350,792

Debora L. Spar	$148,036	$225,028		$13,764	$386,828

Scott M. Sperling(5)	$168,036	$225,028		$44,664	$437,728

Dion J. Weisler	$150,000	$225,028		$4,748	$379,776

(1)

Includes all fees earned, whether paid in cash or deferred under the Deferred Compensation Plan for Non-Employee Directors. The following represents the additional units accrued under such plan during 2025: Ms. Johnson, 260; Ms. Keith, 260; Ms. Lynch, 225; Mr. Sperling, 350; and Mr. Weisler, 312.

(2)

These amounts represent the aggregate grant date fair value of stock awards granted to directors in 2025, calculated in accordance with ASC 718. For information on the valuation assumptions with respect to these awards, refer to note 15 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2025, as filed with the SEC. These amounts do not represent the actual amounts paid to or realized by the directors for these awards during 2025. On May 21, 2025, each then-serving non-employee director received a grant of 565 restricted stock units, having a grant date fair value of $225,028, all of which is included in the “Stock Awards” column, and which remained outstanding at the end of 2025. No other awards were outstanding at the end of 2025.

(3)

These amounts include (a) dividends accrued in the form of dividend equivalents on restricted stock units (“RSU”) held by each non-employee director, (b) dividends accrued in the form of dividend equivalents on deferred stock units held in the Directors Deferred Compensation Plan for Directors (See “Deferred compensation plan for directors on page 29), and (c) matching Company contributions under the Matching Charitable Donation Program for Directors (See “Matching charitable donation program” on page 29).

(4)	Includes a prorated annual grant of 95 restricted stock units granted on February 19, 2025, having a grant date fair value of $50,432.
(5)

Fisher Scientific International Inc. (“Fisher”) maintained a retirement plan for non-employee directors, pursuant to which a director who retired from the Fisher board of directors with at least 5 years of service was eligible to receive an annual retirement benefit for the remainder of the director’s lifetime and his or her spouse’s lifetime. The Company’s acquisition of Fisher (the “Fisher Merger”) resulted in a termination of service from the Fisher board for Mr. Sperling, which started the payout of benefits under the retirement plan. Mr. Sperling’s annual benefit is equal to 80% of his then director’s fee. Mr. Sperling receives $48,000 per year under this plan, which is not included here because it relates solely to Mr. Sperling’s service as a director of Fisher prior to the Fisher Merger.

30	Thermo Fisher Scientific 2026 Proxy Statement

Executive compensation

PROPOSAL 2

Approval of an advisory vote on executive compensation

Each year, we provide our shareholders the opportunity to vote on the compensation of the executive officers named in the Summary Compensation Table (our “Named Executive Officers” or NEOs”) as described in the CD&A section of this proxy statement.

As discussed in greater detail in the CD&A section of this proxy statement, our compensation program is designed around the following principles:

•	Performance-Based: A significant portion of executive compensation should be “at-risk,” performance-based pay

•	Shareholder Aligned: Incentives should be structured to create a strong alignment between executives and shareholders on both a short-term and long-term basis

•	Market Competitive: Compensation levels and programs for executives should be competitive relative to the markets in which we operate and compete for talent

We urge you to carefully read the letter from our Compensation Committee on the next page of this proxy statement and the CD&A section of this proxy statement for additional details on the Company’s executive compensation program, including our compensation philosophy and the 2025 compensation of our NEOs.

As an advisory vote, this proposal is not binding. However, our Compensation Committee and Board of Directors value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

We hold an advisory vote on executive compensation annually. Following the 2026 Annual Meeting, the next vote will occur at our 2027 Annual Meeting.

Thermo Fisher Scientific 2026 Proxy Statement	31

EXECUTIVE COMPENSATION

Letter from the Compensation Committee

Dear Shareholders,

Thank you for your investment in Thermo Fisher Scientific. The Board of Directors takes seriously its responsibility to serve your best interests and oversee the creation of superior, sustainable long-term shareholder value.

In 2025, the Company operated in an environment characterized by significant uncertainty and an accelerated pace of change. Following the first quarter, we updated our external guidance to reflect the anticipated impact of macroeconomic factors and the Company’s mitigating actions. In that context, the Board carefully evaluated whether corresponding adjustments to our compensation metrics would be appropriate. After thoughtful consideration, we concluded that maintaining our established performance standards, and holding management to a heightened level of accountability, was in the best interests of shareholders.

Against this backdrop, the management team actively managed the Company to effectively navigate the environment, including tariffs and U.S. policy dynamics, delivering strong results and strengthening the Company’s long-term competitive position, with disciplined execution and operational excellence. It was also a year of meaningful innovation, marked by the launch of a broad portfolio of high-impact products that strengthened our industry leadership and enabled our customers to accelerate scientific breakthroughs and improve productivity.

At our 2025 Annual Meeting, we were disappointed in the low level of support we received on our annual advisory vote on executive compensation (the “say-on-pay” vote), particularly given our history of receiving strong support. Our goal in designing compensation programs is always to incentivize management to take value-creating actions, aligning their interests with you, our shareholders. As our Company, our industry, and the macroenvironment continue to evolve, we will continue to assess how we do this most effectively. We will always seek continuous improvement, and your feedback has been and will continue to be fundamental to this process.

Shareholder engagement and responsiveness

We would like to thank our shareholders for the candid feedback we received during the 59 meetings we conducted since we filed last year’s proxy statement. As part of this outreach, Thermo Fisher met with 48 shareholders representing 47% of shares outstanding, and members of this committee met directly with shareholders representing approximately 31% of our outstanding shares. The feedback we received was invaluable to us and helped inform our decision-making and responsive actions regarding our executive compensation program. In terms of timing, we set annual compensation design and awards each February. In 2025, most of the shareholder feedback we received came after the 2025 awards were already granted.

Responsive actions. As a result of the feedback we received from our shareholders, our Committee has implemented several changes to our executive compensation program beginning in 2026, including:

•	Changing the performance-based restricted stock unit (“PRSU”) program from 1-year operating metrics to 3-year operating metrics

•	Changing the metrics underlying the PRSU program to:

•	increase the prominence of relative TSR as a weighted performance metric and

•	add return on invested capital (“ROIC”) as a performance metric

•	Increasing the weighting of PRSUs to 50% of target long-term incentive grant value for all executive officers

•	The Committee has also formalized its commitment not to make one-time equity grants to executives except in extraordinary circumstances.

We previewed these changes with many of our shareholders during multiple engagement cycles over the past year, and received positive feedback.

Responsive disclosures. In addition to the actions described above, we enhanced proxy disclosure on topics raised by investors during this year’s engagements, including the rationale for our TSR peer group selection and the committee’s approach to setting target levels, which considers Company and industry outlooks and other factors described in this CD&A.

We believe these structural program changes and disclosures have been responsive to shareholder feedback, and as we look ahead, we will continue to review our compensation program and adjust it as appropriate to encourage long-term value creation.

CEO retention grant

As part of the advisory vote to approve executive compensation at this year’s Annual Meeting, the Board is asking you to support a retention grant (the “CEO retention grant”), that the Board approved in May 2025.

Under Marc’s leadership, Thermo Fisher has transformed into a global leader serving the life sciences, industrial & applied sciences, diagnostics, and healthcare industries. Since taking on the role of CEO in 2009, annual revenue has grown from $10 billion to $45 billion, and the Company has generated total shareholder returns that have outperformed the S&P 500 and industry peers. Marc’s strategic vision, proven track record of success, and unparalleled grasp of the markets in which Thermo Fisher operates have been widely recognized throughout the industry.

32	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

After leading the Company to support the global COVID-19 pandemic response, Marc has guided the company in successfully navigating the unwind of pandemic-related revenue as well as the macroeconomic challenges facing our industry and the global economy in recent years. These challenges include:

•

Declines in biotech investment, coupled with uncertainty around U.S. NIH research funding and government policies potentially impacting the outlook for the pharma and biotech industry, driving more cautious customer spending, program scaling, and delays in research and clinical activity.

•

Ongoing inflation, supply chain normalization, and a mixed global economic environment, with regional demand variability across pharma, diagnostics, and industrial markets, requiring disciplined cost and productivity management.

Marc’s consistent and exceptional performance, strong customer relationships, and long history of navigating dynamic environments support the Board’s view that he is the right leader for Thermo Fisher.

We understand that many shareholders view one-time grants with heightened scrutiny, and we carefully considered that. This was not an ordinary course retention scenario. The Board determined that securing Marc’s leadership through at least May 2030 was in the best interests of shareholders, a decision tailored to the circumstances of an anticipated CFO transition and a dynamic macroeconomic environment. In reaching this determination, the Board also recognized that, given his distinguished career and strong reputation, Marc could have elected to retire or pursue another opportunity of his choosing. In approving the CEO retention grant, the Board also considered shareholder feedback, which consistently conveyed the importance and criticality of securing Marc’s leadership, and our belief that retaining him for the long-term would support continued strategic execution and shareholder confidence.

Working with our independent compensation consultant over a period of several months, the CEO retention grant was thoughtfully structured to align with shareholder interests over the long term. The award will pay out in shares, with the payout value contingent on the Company’s performance relative to the S&P 500 through the end of 2029. The award cliff vests on the five-year anniversary of the grant date, and to reinforce sustained value creation, any shares earned under the award will be delivered in three equal tranches on the eighth, ninth, and tenth anniversaries of the grant date. If the Company’s absolute TSR is negative during the performance period, payouts will be capped at target regardless of relative performance.

The long-term nature of the award ensures that Marc’s realized compensation remains directly tied to long-term performance and shareholder returns well into the next decade, through 2035. The goal of this award is to secure Marc’s leadership of Thermo Fisher during this crucial period of time for our Company. We made sure it not only does that, but also heavily incents him to create sustained value for you, our shareholders.

Following the Board’s approval of the CEO retention grant, members of this Committee engaged with several shareholders. In those discussions, the Board’s focus on securing Mr. Casper’s continued leadership and the deliberate, performance-oriented structure of the grant were overwhelmingly well received. Off-cycle grants are not a regular part of our compensation program, and the Committee does not anticipate additional grants to Marc outside the annual process going forward.

Our ongoing commitment

The Compensation Committee remains committed to maintaining strong governance practices, transparent communication, and ongoing dialogue with our shareholders. We will continue to refine our compensation program design, as we are always looking for ways to enhance our programs to drive the right incentives and align with shareholders’ feedback and expectations. We appreciate the thoughtful comments and discussions we have had with many of our shareholders on these topics and look forward to continuing that dialogue.

Sincerely,

The Compensation Committee

Dion J. Weisler (Chair)   Karen S. Lynch   Scott M. Sperling

R. Alexandra Keith     James C. Mullen

Thermo Fisher Scientific 2026 Proxy Statement	33

EXECUTIVE COMPENSATION

Say-on-pay results and shareholder engagement

The Company values the ongoing feedback it receives from shareholders on executive compensation matters, including the input reflected in the annual say-on-pay vote. In 2025, the Company’s say-on-pay proposal received approximately 36% support. Following the vote, our independent Lead Director and other members of the Compensation Committee led a targeted stewardship-focused engagement effort with shareholders to better understand views underlying the 2025 say-on-pay vote and gather feedback on how to address shareholders’ concerns going forward. This engagement effort was supported by our senior leaders representing the investor relations, legal, and executive compensation functions.

TOTAL CONTACTED Proactively contacted shareholders representing 56% of shares outstanding	SHAREHOLDERS ENGAGED 47% of shares outstanding during 59 meetings	COMPENSATION COMMITTEE ENGAGED 31% of shares outstanding engaged by members of the Compensation Committee during 14 meetings

What we heard	What we did

•

Some shareholders expressed a preference for modifications to the PRSU program, including

•

the use of multi-year performance periods,

•

increased weighting of PRSUs in the annual equity mix, and

•

greater differentiation between short- and long-term incentive metrics

•

Beginning in 2026, we revised the PRSU performance metrics to be based on adjusted EPS and relative TSR (each, over a 3-year period), with an ROIC performance modifier

•

Increased the weighting of PRSU awards for all NEOs to 50% of award value, aligning the LTI weighting for all NEOs with the CEO

•

Revised the PRSU metrics, so that they do not overlap with the metrics in the annual incentive program (organic revenue growth, adjusted net income, and free cash flow)

•

The Committee will continue to assess the structure of the PRSU program to align with the Company’s strategic priorities

• Some shareholders expressed concern over the recurring use of a one-off equity grant program

•

The Committee reviewed the feedback received on the 2024 option grant program and has committed not to continue the use of that program, and to make one-time equity grants to executive officers only in the case of extraordinary circumstances

• Some shareholders sought clarification on how the Committee evaluates the goal setting for incentive plan payouts

•

Provided additional disclosure regarding how the Committee evaluates the performance metrics used in the annual and long-term incentive programs each year to ensure both alignment with the Company’s publicly disclosed outlook and strategic objectives and to incentivize outperformance. For more information, see the “Annual incentive plan” on page 41 and “Long-term incentives” on page 43

• Some shareholders sought clarification and simplification of the peer group used for TSR comparisons	• Enhanced disclosure of the TSR peer group selection process and rationale • Beginning in 2026, revised the PRSU design so that relative TSR performance will be measured against the S&P 500

• Some shareholders expressed that they viewed the executive compensation program as well structured and aligned with long-term performance

•

The Committee appreciated the positive feedback and remains committed to maintaining a balanced program that closely aligns realizable pay outcomes with Company performance and long-term shareholder value creation

•

Shareholders expressed strong confidence in Mr. Casper’s leadership, with the 2025 CEO retention grant intended to support his continued leadership and reinforce long-term alignment with shareholders

•

After working with its independent compensation consultant over several months, in May 2025 the Board approved a five-year, performance-based CEO retention grant tied to the Company’s performance relative to the S&P 500. Earned shares will be delivered in three equal tranches on the 8th, 9th, and 10th anniversaries of the grant date to reinforce long-term shareholder alignment

•

Communicated the rationale and design of the grant during shareholder engagement meetings and proxy disclosures to ensure transparency

•

We have included further details on the rationale and size of the CEO retention grant in this Proxy, which can be found in the “Letter from the Compensation Committee” on page 32 and “CEO retention grant for Mr. Casper” on page 47

34	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

2026 compensation program changes

Following extensive shareholder feedback as described above, the Compensation Committee approved several key changes to our 2026 long-term incentive (“LTI”) program design, which align with our long-term strategy, provide better alignment with our peer group, continue to support our pay-for-performance strategy, and reflect the feedback we received from shareholders. Below is a summary of the structure for our 2026 LTI equity grants:

Pay Element	FY 2025 Structure	Changes to FY 2026 Incentive Program	FY 2026 Structure	Commentary on 2026 Structure

Performance-based Restricted Stock Units (“PRSUs”)

Weighting of LTI:

•

50% for CEO

•

40% for other NEOs

Metrics:

•

50%: Organic revenue growth*

•

50%: Adjusted EPS*

•

Modifier (+/- 10%): TSR performance modifier

Performance Periods:

•

Revenue: 1-year

•

Adjusted EPS*: 1-year

•

TSR Modifier: 3-year

•

Increased weighting to 50% for all NEOs (aligned with CEO weighting)

•

Changed metrics to two equally weighted metrics with 3-year performance periods:

•

Adjusted EPS*

•

Relative TSR (vs. S&P 500)

•

Added ROIC as a strategic goal over the 3-year performance period

Weighting of LTI: • 50% for all NEOs Metrics: • 65%: Adjusted EPS* • 35%: Relative TSR (vs. S&P 500) • Modifier: adjusted ROIC* Performance Periods: • 3-year for all metrics

•

All metrics (Adjusted EPS*, Relative TSR, and adjusted ROIC*) have 3-year performance periods

•

With removal of organic revenue growth*, metrics in the LTI program no longer overlap with metrics in the annual incentive program

•

Relative TSR portion of PRSUs is capped at target if absolute TSR is negative over the 3-year performance period

•

Changed TSR peer group from a customized peer group to the S&P 500

•

ROIC was included as a meaningful metric for evaluating how effectively the Company turns its investments into shareholder value

•

The changes made align with and were informed by shareholder feedback

Time-based Restricted Stock Units (“TRSU”)	Weighting of LTI: • 0% for CEO • 20% for other NEOs	• Aligned weighting for all NEOs	Weighting of LTI: • 20% for all NEOs	• The change in weighting was informed by shareholder feedback to increase the weighting of PRSUs and align weighting for all NEOs
Stock options	Weighting of LTI: • 50% for CEO • 40% for other NEOs	• Aligned weighting for all NEOs	Weighting of LTI: • 30% for all NEOs

*

Organic revenue growth, adjusted EPS and adjusted ROIC are financial measures that are not prepared in accordance with GAAP. Appendix A to this Proxy Statement defines these non-GAAP financial measures.

Thermo Fisher Scientific 2026 Proxy Statement	35

EXECUTIVE COMPENSATION

Compensation discussion and analysis

This compensation discussion and analysis provides an overview of the components of our 2025 executive compensation program and the decisions of the Compensation Committee (referred to in this “Compensation discussion and analysis” section as the “Compensation Committee” or “Committee”) for our 2025 NEOs, who are:

Named Executive Officer	2025 Title
Marc N. Casper*	Chairman, President and Chief Executive Officer
Stephen Williamson**	Senior Vice President and Chief Financial Officer
Michel Lagarde***	Executive Vice President and Chief Operating Officer
Gianluca Pettiti*	Executive Vice President
Frederick Lowery***	Executive Vice President

*

As announced on January 12, 2026, effective March 1, 2026 Marc N. Casper became Chairman and Chief Executive Officer, and Gianluca Pettiti was promoted to the role of President and Chief Operating Officer.

**	As announced on July 23, 2025, Mr. Williamson retired effective March 31, 2026. Mr. James R. Meyer succeeded Mr. Williamson as Senior Vice President and Chief Financial Officer as of March 1, 2026.
***

As announced on January 12, 2026, each of Mr. Lagarde and Mr. Lowery decided to leave Thermo Fisher to pursue other opportunities. Mr. Lagarde departed the Company as of March 31, 2026 and Mr. Lowery departed the Company as of February 28, 2026.

Compensation philosophy and objectives

The core design principles of our executive compensation program include the following:

Performance-based: A substantial portion of executive compensation is “at-risk” and contingent on the achievement of predetermined performance objectives, which is intended to reward superior performance while holding executives accountable for under-performance

Shareholder-aligned: Incentive programs are structured to align executive rewards with the creation of shareholder value over both the short-term and long-term.

Market-competitive: Compensation levels are competitive with those of companies with which we compete for executive talent, which is achieved by positioning target compensation within a competitive range around the market median, with adjustments based on individual performance, experience and enterprise impact.

By adhering to these principles, we believe our executive compensation program effectively supports our strategic and financial objectives, promotes sustained performance, and drives long-term value creation for shareholders, while enabling us to attract and retain the leadership talent necessary to successfully manage and grow our business. They also serve as the foundation for the Committee’s ongoing evaluation and enhancement of the effectiveness of our executive compensation program.

36	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Compensation governance practices

To achieve the objectives of our executive compensation program and emphasize pay-for-performance principles, the Compensation Committee has continued to employ strong governance practices, including mitigating undue risk associated with compensation by using a combination of vehicles that collectively promote the achievement of business results, retention and sustainable long-term value creation, as well as using stock ownership guidelines, a clawback policy, a stock holding requirement for our CEO, and other risk mitigation tools.

The Compensation Committee recognizes that the long-term success of our executive compensation program requires a robust framework of compensation governance, and regularly reviews external executive compensation practices, shareholder feedback and trends and considers them when updating our executive compensation program, as highlighted below.

What we do	What we don’t do

Deliver a significant majority of compensation in the form of at-risk, variable pay

   No excise tax gross ups

   No plans that encourage excessive risk

   No guaranteed pay increases

   No guaranteed bonuses or equity awards

   No dividends paid on equity awards prior to vesting

   No excessive perquisites

   No pension or supplemental executive retirement plans

Align pay with performance and Company strategy
Utilize performance metrics closely aligned with the Company’s strategic growth drivers
Benchmark compensation levels against a peer group of appropriate companies in related industries, of a similar size and business complexity
Reference a competitive range around the market median when reviewing compensation for our NEOs
Cap maximum payouts for our performance-based incentive plans
Maintain a clawback policy for the recoupment of compensation in certain situations

Maintain robust stock ownership requirements

Require two-year holding on 50% of net stock vesting under the CEO’s performance-based restricted stock units

Engage an independent compensation consultant

Maintain double-trigger change in control provisions

Conduct regular shareholder engagement on compensation and other stewardship topics

Independent compensation consultant

In 2025, the Committee in its sole discretion retained Pearl Meyer as its independent compensation consultant. Pearl Meyer does not provide any other services to the Company. The Committee performed its annual independence review of Pearl Meyer and determined that Pearl Meyer’s work for the Committee does not raise any conflict of interest. Pearl Meyer reports directly, and provides various executive and director compensation services, to our Compensation Committee, including the following:

•	assists with the review and continued development of the executive and director compensation programs of the Company and its peer group

•	analyzes relative pay and performance alignment of our compensation programs

•	informs the Committee and management of emerging trends and best practices in executive compensation and director compensation

•	provides input on the Company’s Proxy Statement disclosure and Company compensation programs

•	performs compensation risk assessment

Thermo Fisher Scientific 2026 Proxy Statement	37

EXECUTIVE COMPENSATION

Executive compensation decision-making process

Compensation oversight

The Committee, composed entirely of independent directors, oversees the Board’s responsibilities related to executive compensation, including for the CEO. It is responsible for approving and evaluating all executive compensation plans, policies, and programs, setting and assessing performance goals, administering equity programs, and overseeing management succession plans.

Annual compensation setting process

The Compensation Committee undertakes a number of activities each year. The primary areas of focus are discussed in more detail below.

Q1

- Review of executive annual incentive pool
- Review Company and executive performance and approve achievement of prior year performance metrics
- Approve incentive design and performance metric selection
- Approve executive base salaries, target annual incentive and target LTI equity awards
- Proxy Statement review
- Conduct annual risk assessment on our global compensation programs and policies

Q2

- Review proxy advisory firms' analyses of current Proxy Statement
- Review and consider implications of voting results from annual shareholders meeting
- Discuss investor outreach regarding executive compensation

Q3

- Management talent and succession plan review and discussion
- Review of compensation peer group
- Engagement of independent compensation consultant
- Coordinate governance outreach meetings with shareholders
- Review results of executive competitive assessment
- Committee self-evaluation

Q4

- Confirmation of executive compensation philosophy/ review of potential changes
- Equity program review
- Consider shareholder feedback from governance outreach discussions, incorporating feedback, where appropriate.
- Committee charter review

Annual compensation review

Typically, during the first quarter of each year, the Committee conducts its annual compensation review. As part of this process, the Committee considers input from its independent consultant, Pearl Meyer, and recommendations from the CEO regarding compensation for the other executive officers, including base salary adjustments, annual incentive opportunities, and equity award size and mix. In determining pay levels, the Committee exercises judgment and considers peer group data, Company and business unit performance, individual performance, market trends, shareholder feedback, and input from the CEO and non-employee directors. The Committee then approves any changes to compensation elements and assesses total compensation holistically to ensure alignment with the Company’s philosophy and strategic objectives.

38	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Components of our annual compensation program

Type	Element	Objectives

	Base salary	• Provide market competitive, fixed compensation for day-to-day responsibilities, taking into account the individual’s level of responsibility, time in role, and the criticality of their position

	Annual incentive	• Promote, incentivize and reward the achievement of key strategic and financial performance measures; promote retention • Drive achievement of key corporate performance goals
Long-term incentives

Performance-based restricted stock units

•

Designed to encourage executives to achieve strong goals in key performance metrics selected to drive long-term performance and shareholder value creation

•

Encourage equity ownership and executive retention, reinforce the need for long-term sustained financial performance and align the interests of management and shareholders

	For more information on our long-term incentive mix philosophy, see “2025 annual equity award mix” on page 43.	Stock options • Promote the long-term value-creating actions necessary to increase the market value of stock, as award only provides value if our stock price appreciates; promote long-term retention
Time-based restricted stock units • Promote long-term retention, stock ownership, and alignment of interests with shareholders

Pay and performance alignment

•

Our compensation program is designed to effectively align with the Company’s operating plan and long-term business strategy, focused on driving a balanced mix of top-line and bottom-line financial results, along with a set of strategic initiatives designed to motivate management to achieve key business objectives that are critical for advancing our growth strategy.

•	We deliver a significant majority of compensation in the form of at-risk variable pay that is directly tied to clearly articulated strategic and financial performance measures.

•	To ensure alignment with shareholder value creation we also assess TSR relative to the 2025 TSR Peer Group.

Thermo Fisher Scientific 2026 Proxy Statement	39

EXECUTIVE COMPENSATION

Peer groups

The Committee has historically used two peer groups: the compensation peer group and the total shareholder return peer group (“TSR Peer Group”):

•

The compensation peer group is used to ensure alignment with our goal of providing market-competitive compensation programs. The compensation peer group is used to benchmark executive compensation practices and pay levels against size- appropriate and business relevant companies with which we compete for talent, both inside and outside of our industry.

•

The TSR Peer Group is used to measure our relative performance, including for determining relative performance in our PRSU awards. The TSR Peer Group is made up of the companies in our the compensation peer group, supplemented by a set of historically high performing companies outside of our compensation peer group. Beginning in 2026, the Committee revised the PRSU design so that relative TSR performance will be measured against the S&P 500 index.

Determining our peer groups

Each year, the Committee, in consultation with its independent compensation consultant, reviews which peer companies it believes best serve as a reference point for the company based on several factors including industry, revenue, market capitalization, and operational complexity. In July 2024, the Committee conducted its annual review of the compensation peer group and the TSR Peer Group for the 2025 compensation program. The Committee removed 3M Company from the compensation peer group due to a divestiture which reduced its relevance to the Company from an industry and revenue perspective. The Committee determined the 2025 TSR Peer Group would remain unchanged from 2024 TSR Peer Group.

2025 TSR PEER GROUP
Compensation Peer Group
Abbott Laboratories AbbVie Inc. Amgen Inc. Becton Dickinson and Company Bristol-Myers Squibb Broadcom Inc.	Cisco Systems, Inc. Danaher Corp Eli Lilly and Company Gilead Sciences Inc. Honeywell International Inc. Johnson & Johnson	Medtronic, plc Merck & Co, Inc. NIKE, Inc. PepsiCo, Inc. Pfizer, Inc. Texas Instruments Inc. The Procter & Gamble Co.	3M Company AstraZeneca plc Automatic Data Processing, Inc. Boston Scientific Corp. CSX Corporation	IQVIA Holdings Inc. Merck KGaA Stryker Corporation The Boeing Company The PNC Financial Services Group, Inc.

Our positioning relative to the compensation peer group

The following chart illustrates the Company’s size compared to the peer group median of revenues and market capitalization, using data provided to the Committee. At the time of the Committee’s review in July 2024, the compensation peer group companies ranged from 0.4x to 2.16x of Thermo Fisher’s revenue and 0.32x to 3.89x of our market capitalization.

Strategic pay positioning

The Committee considers peer data to be a helpful reference to assess the competitiveness and appropriateness of our executive compensation program. While the Committee seeks to ensure target compensation opportunities are established within a competitive range around the peer group median when setting target compensation levels, it applies business judgment and experience to determine individual compensation.

The individual positioning of pay will vary as the Committee takes into account a range of factors (e.g. tenure, experience, performance, scope of role) when determining pay levels.

40	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Thermo Fisher Scientific 2026 Proxy Statement	41

2025 Compensation decisions and outcomes

Base salary

The Committee believes that it is important that each NEO receives a market-competitive base salary, taking into account tenure, experience, performance and expected contributions.	Named Executive Officer	2024 Base Salary(1)	2025 Base Salary(2)	Increase
	Marc N. Casper	$1,740,000	$1,800,000	3.4%
	Stephen Williamson	$1,055,132	$1,107,889	5.0%
	Michel Lagarde	$1,140,468	$1,174,682	3.0%
	Gianluca Pettiti	$975,000	$1,050,000	7.7%
	Frederick Lowery	$900,000	$940,000	4.4%

	(1) As in effect on December 31, 2024. (2) As in effect on December 31, 2025.

Annual incentive plan

Overview

Our Annual Incentive Plan (AIP) incentivizes the Company’s performance against the annual operating plan, focused on organic revenue growth, adjusted net income and free cash flow (which together account for 70% of the award). In addition, the Committee uses a scorecard designed to hold executives accountable for efforts towards advancing key strategic initiatives, designed to drive meaningful growth over the long-term and effective execution of our capital deployment strategy (accounting for 30% of the award). The Committee believes this combination of financial, operating and strategic metrics reflects the appropriate balance of driving both top- and bottom-line growth and motivating management to achieve key business objectives that are critical for advancing our growth strategy, as reflected below:

35% Organic revenue growth*

•

Strong indicator of our long-term ability to drive shareholder value

•

Allows comparison of financial results to both acquisitive and non-acquisitive peer companies

•

Prevalent, industry-relevant measure of growth

30% Adjusted net income*

•

Reflects achievement of our strategic goals by encouraging efficient operations and resource allocations, in order to maximize earnings relative to the revenue environment

•

Ensures all employees can contribute to the success of the Company

5% Free cash flow*	• Reflects quality of earnings and cash flows that may be reinvested in our businesses, used to make acquisitions, or returned to shareholders in the form of dividends and/or share repurchases

30% Strategic goals

•

Incentivizes executives to support our commitment to matters of strategic importance to support the Company’s sustainable, long-term performance

•

Strong indicator of our long-term ability to effectively meet the needs of our customers in all of the end markets that we serve

•

Aligns organizational focus and reinforces the importance of making progress on strategic initiatives that drive long-term value creation

*

Organic revenue growth, adjusted net income and free cash flow are financial measures that are not prepared in accordance with GAAP. Appendix A to this Proxy Statement defines these non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

Rigorous goal setting

In February of each year, the Committee sets annual performance goals based on the Company’s annual operating plan and 5-year strategic plan, which serve as the basis for the earnings guidance communicated to investors. The annual operating plan builds on prior-year results and reflects the anticipated business environment. The Committee also considers external factors, including the Company and industry outlooks, historical and projected industry growth rates, and analyst performance expectations. As a result, the Company’s annual performance measures are closely aligned with our annual operating plan, long-term strategy and the financial objectives we communicate to investors.

Establishing target levels. The Committee sets performance targets for each metric so that the target payout (100% of target bonus) reflects attractive financial performance achievable with strong execution. Achieving payouts above target requires outstanding performance.

In February 2025, the Committee established performance goals based on the Company’s operating plan and strategic outlook at that time. As the year progressed however, the Company operated in an environment characterized by significant uncertainty and an accelerated pace of change. Following the first quarter, we updated our external guidance to reflect the anticipated impact of macroeconomic factors and the Company’s mitigating actions. In that context, the Committee carefully evaluated whether corresponding adjustments to the compensation metrics would be appropriate. After thoughtful consideration, the Committee concluded that maintaining our established performance standards, and holding management to a heightened level of accountability, was in the best interests of shareholders.

EXECUTIVE COMPENSATION

Summary and discussion of 2025 AIP achievement

Performance against each of the financial goals and the strategic and operational priorities was evaluated by the Committee in early 2026, with the results described below:

Metric	Threshold (0%)	Target (100%)	Maximum 200%	2025 Results	Formulaic Result	Metric Weight	Final (Weighted)
Organic revenue growth*	≤0.05%	2.80%	≥3.97%	2.3%	61.5%	35%	21.5%
Adjusted net income*	<$8,221M	$8,743M	≥$8,891M	$8,642M	60.8%	30%	18.2%
Free cash flow*	<$7,000M	$7,000M-$7,400M	≥$7,400M	$6,337M	0%	5%	0%
Total Financial %					56.8%	70%	39.8%

Overall goal: Deliver on our commitments to all stakeholders and advance our position as the world leader in serving science
Performance Metric	Key Areas of Focus	Key Achievements
Advancing our strategic position

•

Continue to focus on the safety of our colleagues

•

Make progress on our environmental sustainability goals

•

Build on momentum to support our communities through colleague involvement and STEM education

•

Deepen culture of involvement and inclusion

•

Drive personal ownership of ethics, quality, safety and regulatory compliance and cybersecurity

•

Engaged more than 70K colleagues in the Making Quality Personal program

•

Finished ahead of renewable energy targets and achieved first waste target

•

Delivered scaled community impact, reaching 180K+ students through STEM initiatives and contributing 100K+ colleague volunteer hours globally

•

Strong improvement in cybersecurity awareness and behavior and launched global digital acumen business resource group with 14 chapters across 10 countries

Position Company to drive meaningful growth in revenue and adjusted operating income through the strategic plan horizon

•

Improve Customer Allegiance Score (“CAS”) vs. 2024 results

•

Significant year of high impact innovation

•

Continue to deepen the trusted partner status with our customers

•

Maintain the impact of the PPI Business System

•

Leverage generative AI and digital tools to drive meaningful impact across the company

•

Execute projects to leverage company scale to reduce infrastructure cost

•

CAS improved vs 2024 further strengthening trusted partner status

•

Outstanding year of high impact innovation across all product businesses

•

Significantly stepped-up productivity impact of the PPI Business System, including several increases in our near-term cost out measures as the environment changed

•

Leveraged the PPI Business System to effectively navigate the new tariff and trade policy environment

•

Meaningfully increased the impact of AI and digital tools. Signed collaboration agreement with OpenAI

•

Further increased the scale of our centers of excellence and shared services to continue to reduce operating costs

Effectively execute capital deployment strategy	• Maximize the potential of Olink • Drive strong commercial impact from Accelerator Drug Development solution • Maintain strong pipeline of M&A targets

•

Closed the acquisition of our Filtration and Separation business from Solventum and a sterile fill-finish site from Sanofi

•

Announced the acquisition of Clario

•

Progressed the opportunity for Olink, closed landmark UK biobank deal

•

Accelerator Drug Development resonating with our customers and a key driver in a very successful year of new wins for the Clinical Research and Pharma Services businesses

•

Maintained strong pipeline of M&A targets

In the context of significant macroeconomic and operating uncertainty during 2025, management outperformed against its strategic goals, delivering meaningful progress on initiatives intended to support sustained long-term value creation.

		Formulaic Result	Metric Weight	Final (Weighted)

		Total Strategic % 200%	30%	60%

Total 2025 AIP Payout 99.8%

*

Organic revenue growth, adjusted net income and free cash flow are financial measures that are not prepared in accordance with GAAP. Appendix A to this Proxy Statement defines these non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

42	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

2025 Named Executive Officer annual incentive payouts

As a result of the 99.8% annual incentive plan performance score as detailed above, the following payouts were earned in 2025 by our NEOs:

Named Executive Officer	2025 Target (% of Base Salary)(1)	2025 Target Award	2025 Overall Performance Score	2025 Approved Award

Marc N. Casper	210%	$3,749,621	99.8%	$3,742,123

Stephen Williamson	115%	$1,259,445	99.8%	$1,256,926

Michel Lagarde	120%	$1,399,719	99.8%	$1,396,920

Gianluca Pettiti	115%	$1,186,706	99.8%	$1,184,332

Frederick Lowery	105%	$976,874	99.8%	$974,920

(1)

In February 2025, the Compensation Committee approved increases in the annual incentive plan target opportunity for certain of our NEOs, to improve market competitiveness. Mr. Pettiti received a target bonus opportunity increase from 110% to 115%; and Mr. Lowery received a target bonus opportunity increase from 100% to 105%.

Long-term incentives

Objectives

The objectives of our long-term equity incentive program are to align the interests of our executives with those of our shareholders by motivating and rewarding achievement of financial performance and long-term shareholder value and to promote retention of our executive talent. We achieve this by granting our executive officers equity through a combination of vehicles, each serving a different objective.

2025 CEO Other NEOs

2025 ANNUAL EQUITY AWARD MIX

For 2025, the Compensation Committee determined that an equal mix of PRSUs and stock options was appropriate. This mix balanced operational and strategic performance objectives with long-term shareholder value creation.

•

PRSUs focus our executives on the most critical areas of performance with key operational metrics, which we believe are aligned with generating long-term shareholder value.

•

Stock options directly tie the interests of executives with shareholder value, as stock options only deliver value if the Company’s share price appreciates from the Company’s share price at the time of grant. The Compensation Committee believes stock options incentivize long-term future earnings and returns, which results in maximum value creation for shareholders over the long-term.

•

The Compensation Committee also believes time-based restricted stock units are a highly effective retention tool that further supports management share ownership and long-term alignment.

In 2026, the Committee approved changes to our 2026 LTI plan design. See “2026 compensation program changes” on page 35 for more information.

Changes for 2026 All NEOs

Thermo Fisher Scientific 2026 Proxy Statement	43

EXECUTIVE COMPENSATION

Key features of 2025 annual equity awards

Performance-Based Restricted Stock Units

•

100% performance-based and subject to forfeiture if actual performance results fall below a minimum performance threshold

•

Initial calculation of earned units based on financial performance over one year, subject to a 3-year TSR metric (where target payout requires above median performance compared to peer group)

•

If earned, 3-year ratable vesting (one third per annum, subject to final adjustment based on relative TSR metric)

•

Dividends accrue (in form of dividend equivalents) and paid only to the extent underlying awards are earned and vest

•

CEO awards subject to an additional 2-year holding requirement on 50% of shares delivered upon vesting

•

Align interests of executives with those of our shareholders by motivating and rewarding achievement of financial performance and long-term shareholder value; promote retention

Stock Options

•

100% performance-based, as award has no value unless stock price appreciates over time

•

4-year ratable vesting (one quarter per annum)

•

Exercise price equal to closing price on date of grant

•

10-year term promotes long-term value-creating actions and retention

Time-Based Restricted Stock Units

•

3.5-year vesting (15%, 25%, 30% and 30% after 6, 18, 30 and 42 months, respectively)

•

Dividends accrue (in form of dividend equivalents) and paid only on vested awards

•

Promote long-term retention, stock ownership, and alignment of interests with shareholders

To promote retention, awards generally provide that any unvested awards are forfeited upon termination of service, except in limited circumstances as described in the section titled “Treatment of equity.”

2025 Named Executive Officer equity awards

As further discussed in “Annual compensation review” on page 38, the Committee reviewed the market pay data provided by Pearl Meyer, and considered a range of relevant factors. These factors included Company and business unit performance, individual performance, prevailing market trends, feedback from shareholders, and the views of both the CEO (in the case of the other NEOs) and the other non-employee directors of the Board. The Committee applied its judgment to determine that the following equity awards were appropriate, and aligned with our compensation philosophy and our strategic market positioning.

The target values and actual award values as of the grant date in February 2025 of the awards made to each of our NEOs are reflected in the table below. The difference between the target and actual grant-date values primarily reflects the change in our stock price between (i) the 20-day average price ending five trading days before the Compensation Committee meeting, which is used to determine the number of shares to be awarded pursuant to the target award values, and (ii) the closing stock price on the actual grant date, which is used to calculate accounting grant-date values.

		Grant Date Accounting Value of 2025 Award
Named Executive Officer	Approved Target 2025 LTI Award Value	Stock Options	Time-Based Restricted Stock Units	Performance- Based Restricted Stock Units	Total Reported 2025 LTI Award Value

Marc N. Casper	$17,250,070	$7,951,377	$—	$8,047,814	$15,999,191

Stephen Williamson	$4,552,062	$1,762,971	$813,808	$1,642,225	$4,219,004

Michel Lagarde	$6,621,030	$2,563,605	$1,184,349	$2,388,642	$6,136,596

Gianluca Pettiti	$6,103,788	$2,363,446	$1,091,448	$2,202,306	$5,657,200

Frederick Lowery	$4,862,278	$1,882,841	$869,549	$1,754,134	$4,506,524

44	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

2025 performance-based restricted stock units

Performance metric selection

Our performance-based restricted stock unit awards are directly tied to clearly articulated strategic and financial performance measures. To ensure alignment with shareholder value creation, we also assess TSR relative to the 2025 TSR Peer Group. Further details on these metrics are provided in the table below:

Financial Measure	Why it Matters

Organic revenue growth*

•

Strong indicator of our long-term ability to drive shareholder value

•

Allows comparison of financial results to both acquisitive and non-acquisitive peer companies

•

Prevalent, industry-relevant measure of growth

Adjusted earnings per share (“adjusted EPS”)*	• Prevalent, industry-relevant measure of delivery of shareholder value • Metric is closely followed by shareholders, analysts and investors

Total shareholder return

•

Offers clear alignment between the interests of management and shareholders

•

Summary indicator of long-term performance, measured against the 2025 TSR Peer Group

•

Relative (as opposed to absolute) nature of goals accounts for macroeconomic factors impacting the broader market

* Organic revenue growth and adjusted EPS are financial measures that are not prepared in accordance with GAAP. Appendix A to this Proxy Statement defines these non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

Rigorous goal setting

We set challenging goals for organic revenue growth and adjusted EPS following the process described on page 41. With regard to these measures, performance is measured over the fiscal year in which the award is made. At the time, the Committee determined that a one-year measurement period was appropriate given the Company’s dynamic operating environment and active acquisition strategy. This structure allowed goals to reflect the most current business conditions and avoided potential distortions that could arise from the multi-year integration of acquired businesses during the performance cycle. To ensure continued focus on long-term value creation, the one-year financial measurement period was combined with a three-year vesting schedule. In addition, the program incorporated a three-year relative TSR metric, further aligning the interests of our executives with those of our shareholders over a multi-year horizon. Taken together, these design features provided a balanced program that supported the Company’s near-term operating priorities while maintaining strong alignment with long-term shareholder value.

In February 2025, the Committee established performance goals based on the Company’s operating plan and strategic outlook at that time. Although external conditions evolved and guidance was updated during the year, the Committee determined that maintaining the original performance standards, and holding management to a heightened level of accountability, was in the best interests of shareholders.

2025 financial performance targets and achievement before relative TSR metric is applied

The performance targets and level of payout that apply to awards made in February 2025 are structured in a matrix, meaning that strong performance is required with respect to both organic revenue growth and adjusted EPS to earn an above-target payout.

The weighting of the financial performance targets for 2025 were:

	Organic Revenue Growth (50%)(1)	Adjusted EPS (50%)(1)

Threshold (0% payout on each measure, total payout of 0%)	Less than 1.05%	Less than $22.21

Baseline (50% payout on each measure, total payout of 100%)	2.80% to 3.29%	$23.10 to $23.26

Maximum (100% payout on each measure, total payout of 200%)	3.97% and above	$23.49 and above

Actual Results	2.28%	$22.87

Payout Factor 50%

(1)	Payouts under the program are step-wise, based on standalone organic revenue growth in equal proportion to adjusted EPS, with no graduated payout at intermediate points.

One-third of the total number of units earned vested on February 28, 2026, and the same number of restricted units will vest on both the first anniversary and the second anniversary of this vesting date (subject to adjustment based on our TSR, as discussed below), so long as the executive is employed by the Company on each such date (subject to certain exceptions).

Thermo Fisher Scientific 2026 Proxy Statement	45

EXECUTIVE COMPENSATION

TSR metric

At the end of the 3-year performance period beginning on January 1, 2025 and ending on December 31, 2027, the Company’s 3-year TSR for the performance period will be measured against the 2025 TSR Peer Group.

The number of performance-based restricted stock units finally distributed on the third and final vesting date in February 2028 will be subject to adjustment based on the Company’s relative performance against the 2025 TSR Peer Group. See “Peer groups” on page 40 for more information.

3-Year TSR Performance	Adjustment to Final Distribution	Impact on Total Earned Shares

Increase in Payout

Top Quartile (75th percentile or greater)	+30%	+10%

2nd Quartile (50th—74th percentile)	+15%	+5%

Decrease in Payout

3rd Quartile (25th—49th percentile)	-15%	-5%

Bottom Quartile (24th percentile or below)	-30%	-10%

To earn an upward further adjustment based on relative TSR, the Company will need to deliver exceptional performance, as TSR performance in the bottom half of the 2025 TSR Peer Group will result in a downward adjustment to the amount of total shares earned.

Relative TSR determination for 2023 performance-based restricted stock unit grant

In February 2024, the Committee cancelled in their entirety the performance-based restricted stock unit awards granted to our executive officers in February 2023 (“2023 PRSUs”), resulting in zero payout, because the Company did not meet the financial threshold performance levels to earn such awards. In the case of Mr. Lowery, in February 2024 his 2023 PRSUs were certified at 50% of target, due to the terms underlying his grant and his position at the company at the time. Mr. Lowery’s 2023 PRSUs were also subject to further adjustment based on the Company’s relative TSR performance over the 3-year performance period beginning on January 1, 2023 and ending on December 31, 2025 as measured against the 2023 TSR Peer Group, as previously disclosed in the 2024 Proxy Statement.

Based on performance against the 2023 TSR Peer Group, Mr. Lowery’s 2023 PRSUs were further adjusted downward by 5%. In order to effectuate this further adjustment, the third tranche of the award, which vested in February 2026, was reduced by 15%.

46	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

CEO retention grant for Mr. Casper

In May 2025, following a comprehensive evaluation process over several months, the independent Compensation Committee recommended and the Board approved a one-time performance-based restricted stock unit award for Mr. Casper.

Why did the Board make this decision?

The CEO Retention Award reflects the Board’s desire to secure Mr. Casper’s continued leadership through at least May 2030, and to drive substantial long-term shareholder value through sustained TSR outperformance. Under Mr. Casper’s leadership as CEO, Thermo Fisher has transformed into a global leader serving the life sciences, industrial & applied sciences, diagnostics and healthcare industries. During his tenure, annual revenue has grown from $10 billion to $45 billion, and the Company has generated total shareholder returns that have outperformed the S&P 500 and industry peers. His strategic vision, proven track record of success and unparalleled grasp of the markets in which the Company operates have been widely recognized throughout the industry.

Our Board views Mr. Casper as the right leader for Thermo Fisher today, given his exceptional record of execution and value creation. The Board determined that securing his leadership through at least May 2030 was in the best interests of shareholders, a decision tailored to the circumstances of an anticipated CFO transition and a dynamic macroeconomic environment. In reaching this determination, the Board also recognized that, given his distinguished career and strong reputation, Mr. Casper could have elected to retire or pursue another opportunity of his choosing.

In approving the CEO retention grant, the Board also considered shareholder feedback, which consistently conveyed the importance and criticality of securing Mr. Casper’s leadership, and the Board’s belief that retaining him for the long-term would support continued strategic execution and shareholder confidence.

Key Terms of the CEO retention grant

Grant Amount	• 141,538 PRSUs at target ($57.7 million grant date fair value)

Performance Conditions	• PRSUs will be earned based on the Company’s TSR compared to the S&P 500 Index (unweighted) from May 1, 2025 through December 31, 2029 • Performance and payout levels:
• Below the 25th percentile: 50% of target payout • At the 50th percentile: 100% of target payout • At or above the 75th percentile: 125% of target payout

•

Performance between percentiles will result in a payout determined by linear interpolation

•

If the Company’s absolute TSR is negative during the performance period, payout will be capped at target regardless of relative performance

•

Ensures the award value of the award is based on Thermo Fisher delivering sustained outperformance versus the broader market, reinforcing alignment with shareholder interests and promoting long-term strategic decision-making

Vesting

•

Five-year cliff vesting (will not vest until May 2030, subject to continuous service as CEO or Executive Chairman of the Company and with only limited exceptions provided in the applicable award agreement, such as death and disability)

Form of Settlement

•

Settled 100% in shares of common stock, with dividend equivalents

•

Delivery of shares earned will be deferred for an extended period and delivered in equal tranches on the 8th, 9th, and 10th anniversaries, respectively, following the grant date so no portion of the awards will be delivered before 2033

Recapture Provisions	• Shares earned are subject to the company’s forfeiture and clawback provisions

Thermo Fisher Scientific 2026 Proxy Statement	47

EXECUTIVE COMPENSATION

How did the Committee determine the structure and size of the award?

The value of the CEO retention grant was determined in consultation with the Committee’s independent compensation consultant, taking into account relevant benchmarking data for similar leadership retention grants; Mr. Casper’s demonstrated record of value creation and his proven ability to lead the Company through diverse macroeconomic conditions; and the extremely competitive external market environment across the group of large multi-national companies with which we compete for executive level talent. The Committee also considered the costs associated with the potential need to attract proven executive talent of similar caliber to Mr. Casper, particularly given the scarcity of talent with similar qualifications, something the Board regularly assesses when undergoing regular succession planning.

Based on the totality of these considerations, the Compensation Committee and the Board considered the necessary incentives to retain Mr. Casper over an extended period while tying the value of the award directly to the Company’s future operating performance.

•

The Retention PRSUs are 100% stock-based, with the payout capped at target if absolute TSR is negative over the performance period, directly linking Mr. Casper’s interests with those of shareholders and reinforcing his focus on sustained, long-term value creation.

•

PRSUs will be earned based on the Company’s TSR relative to the S&P 500 Index (unweighted), which ensures the value of the award is based on Thermo Fisher delivering sustained outperformance versus the broader market, reinforcing alignment with shareholder interests and promoting long-term strategic decision-making.

•

The award delivers full value only if Mr. Casper remains at Thermo Fisher either as CEO or Chairman through May 2030, and there are no retirement-eligible provisions. The award features a five-year cliff vesting schedule (vesting in May 2030), providing a meaningful long-term retention incentive that is more powerful and performance-oriented than an increase in annual compensation.

•

The award incorporates both performance-contingent and extended time-vesting conditions, balancing rigorous performance accountability with leadership continuity over the Company’s extended strategic cycles

•

The size and structure of the award reflect Mr. Casper’s demonstrated record of value creation, his proven ability to lead the Company through diverse macroeconomic conditions, the performance thresholds required to achieve above-target payouts, peer group benchmarking, and the annualized grant value.

•	Earned shares under the award will be deferred and distributed in equal installments over three years post vesting —2033, 2034, and 2035—to reinforce long-term shareholder alignment.

Other compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other eligible employees.

Benefit	Key features

401(k) plan

•

Tax qualified retirement savings plan for U.S.-based employees

•

Contributions matched 1:1 up to the first 6% of compensation deferred

•

2025 cap on matching contributions of 6% of $350,000

•

Contributions are fully vested on contribution

•

Matching contributions for employees vest after two years of employment

Deferred compensation plan

•

Available to executives and certain other highly-compensated employees

•

Participants can defer receipt of up to 75% of annual salary and/or bonus until either employment ceases or a future date prior to termination

•

Contributions matched 1:1 on the first 6% of pay that is deferred over the 401(k) limit

Perquisites

•

Executive long-term disability insurance

•

Executive life insurance

•

Executive physical benefit

•

Executive financial planning services (except for the CEO)

•

A $3 million term life insurance policy for the CEO

•

Limited non-business use of the corporate aircraft

•

Security services, including home security systems, monitoring and additional personal security services for the CEO

Severance and change in control benefits	• Executives are entitled to specified benefits on termination in certain circumstances • ‘Double trigger’ change in control agreements • No excise tax gross-ups

48	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Compensation policies
Stock ownership guidelines
The Committee has adopted stock ownership guidelines that require our executives to hold shares of the Company’s common stock with a value equal to a specified multiple of their base salary. These guidelines help ensure that our executives build and maintain a long-term ownership stake in the Company, which aligns their financial interests with those of the Company’s shareholders.

Stock ownership requirement		Compliance Period	Stock Ownership Included in Valuation	NEO Compliance as of December 31, 2025
CEO	Other NEOs
6x base salary ● ● ● ● ● ●	3x base salary ● ● ●	5 years from the date of appointment	• stock owned by the executive outright • value of unvested restricted stock units	100%

Stock holding requirement for CEO

In addition to stock ownership guidelines, the CEO has additional stock holding requirements to increase the accountability of his particular role. All restricted stock units awarded to Mr. Casper are subject to a requirement that at least 50% of the net shares delivered upon vesting be held for at least two years, subject to certain exceptions. This provides further alignment of his long-term interests with those of the Company’s shareholders.
CEO HOLDING REQUIREMENTS
50% of net shares delivered upon RSU vesting	2 year hold post-vesting
Insider trading policy; anti-hedging and anti-pledging policies
We have adopted insider trading policies and procedures that govern the purchase, sale, and other disposition of our securities by our employees, directors, and officers. We believe our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our insider trading policies and procedures prohibit our employees, directors, officers, and consultants from trading in our securities while in possession of material non-public
information, among other things.
The Company’s Insider Trading Policy (the “Insider Trading Policy”) also addresses hedging, pledging and other transactions which might give the appearance of impropriety. Under the Insider Trading Policy, officers and directors of the Company are prohibited from engaging in any of the following types of transactions:

•	short sales of Company securities

•	purchases or sales of puts or calls

•
transactions involving financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities

•	borrowing against Company securities held in a margin account or pledging Company securities as collateral for a loan
Employees who are not insiders or officers are generally permitted to engage in transactions designed to hedge or offset market risk.
In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
This summary provides an overview of our insider trading policies and procedures and should be read in conjunction with the Company’s Insider Trading Policy, which has been filed as an exhibit to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2025, filed with the SEC.
No unearned dividend equivalents
With respect to time and performance- based restricted stock units, dividend equivalents or dividends, as applicable, are paid out only on shares actually received.

Thermo Fisher Scientific 2026 Proxy Statement	49

EXECUTIVE COMPENSATION

Clawback
Clawback policy
Effective as of October 2, 2023, we adopted an updated clawback policy that complies with the recently adopted final SEC rules and applies to all incentive awards received on or after October 2, 2023. Under the updated clawback policy, in the event of an accounting restatement, we have the right to recoup incentive-based compensation to the extent it was awarded in the prior 3 completed years and that should have resulted in the executive receiving a lower amount of compensation had our financial results been properly reported.
Additional recoupment provisions in equity award agreements regarding misconduct
Our equity award agreements also provide for the recoupment of all or part of any proceeds received upon the sale of awards that settled as much as 12 months prior to any breach by the executive of any non-competition,
non-solicitation,
confidentiality or similar covenant or agreement with us.
Equity agreements for grants made from 2020 onwards also provide for the recoupment of all or part of any proceeds received upon the sale of awards that settled as much as 12 months prior to any illegal or gross misconduct resulting in termination, or a breach by an executive of his or her fiduciary duty to the Company.
Managing compensation risk
The Committee believes that the Company’s executive compensation program supports its executive compensation objectives without encouraging management to take unreasonable risks. The Committee has reviewed the Company’s key compensation policies and practices and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company. The following features have a positive impact in managing compensation risk.

Support long-term view and sustainability of Company
•
Appropriate peer group is used and competitive range around market median is referenced for annual pay benchmarking
•
Appropriate balance of fixed and variable pay, with emphasis on long-term compensation
•
Incentive plans focus on key financial and strategic goals to align to the Company’s long-term business strategy
•
Rigorous stock ownership requirements
•
Additional
two-year
stock holding requirement on 50% of shares delivered upon vesting applied to all CEO restricted stock units
•
Mandatory deferment of CEO Retention Award until the 8th, 9th, and 10th anniversaries of grant date

Ability to recoup compensation	• Comprehensive clawback policy and recoupment provisions in award agreements

Committee oversight	• Annual compensation program risk assessment • Assessment considers program design and payouts
Compensation Committee report
The members of the Company’s Compensation Committee hereby state:
We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and based on such review and discussions, we have recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee

Dion J. Weisler (Chair) R. Alexandra Keith Karen S. Lynch	James C. Mullen Scott M. Sperling

50	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Executive compensation tables

Summary compensation table

The following table summarizes compensation for services to the Company earned during the last 3 fiscal years (where applicable) by the Company’s NEOs.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation	All Other Compensation(4)	Total

Marc N. Casper Chairman, President and Chief Executive Officer	2025	$1,785,534	$65,730,211	$7,951,377	$3,742,123	$714,105	$79,923,350
	2024	$1,740,000	$8,194,766	$14,470,769	$5,506,578	$537,486	$30,449,599
	2023	$1,730,027	$8,357,021	$5,536,313	$2,623,068	$730,240	$18,976,669

Stephen Williamson Senior Vice President and Chief Financial Officer	2025	$1,095,170	$2,456,033	$1,762,971	$1,256,926	$209,912	$6,781,012
	2024	$1,047,575	$3,299,636	$4,779,797	$1,815,500	$145,073	$11,087,581
	2023	$1,014,577	$2,535,540	$1,680,428	$805,777	$203,937	$6,240,259

Michel Lagarde Executive Vice President and Chief Operating Officer	2025	$1,166,433	$3,572,991	$2,563,605	$1,396,920	$207,225	$8,907,174
	2024	$1,132,299	$3,818,809	$5,642,596	$2,047,650	$136,963	$12,778,317
	2023	$1,099,210	$3,025,589	$2,004,706	$912,674	$206,712	$7,248,891

Gianluca Pettiti Executive Vice President	2025	$1,031,918	$3,293,754	$2,363,446	$1,184,332	$207,017	$8,080,467
	2024	$956,558	$3,512,787	$5,157,710	$1,585,686	$127,683	$11,340,424
	2023	$868,836	$2,449,680	$1,622,562	$627,299	$163,506	$5,731,883

Frederick Lowery Executive Vice President	2025	$930,356	$2,623,683	$1,882,841	$974,920	$164,021	$6,575,821
	2024	$881,558	$2,596,408	$3,607,722	$1,328,508	$115,181	$8,529,377

(1)	Annual base salaries as of December 31, 2025 for our NEOs were as follows: Mr. Casper $1,800,000; Mr. Williamson $1,107,889; Mr. Lagarde $1,174,682; Mr. Pettiti $1,050,000; Mr. Lowery $940,000.

(2)

These amounts represent the aggregate grant date fair value of restricted stock unit awards made during 2025, 2024 and 2023, respectively, calculated in accordance with ASC 718. For information on the valuation assumptions with respect to these awards, refer to note 15 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2025, as filed with the SEC. For performance-based restricted stock unit awards made in February 2025, these amounts reflect the grant date fair value of such awards at the time of grant based upon the probable outcome (earning 100% of target) at the time of grant. The value of the performance-based restricted stock unit awards at the grant date in February 2025 assuming that the highest level of performance conditions was achieved was $17,705,190, $3,612,681, $5,254,906, $4,845,287, and $3,858,988 for Messrs. Casper, Williamson, Lagarde, Pettiti, and Lowery, respectively. The value of the performance-based restricted stock unit award as of the grant date in May 2025, assuming that the highest level of performance conditions were achieved, was $72,103,199 for Mr. Casper. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEO for awards made during 2025, 2024 and 2023.

(3)

These amounts represent the aggregate grant date fair value of stock option awards made during 2025, 2024 and 2023, respectively, calculated in accordance with ASC 718. For information on the valuation assumptions with respect to these awards, refer to note 15 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2025, as filed with the SEC. For performance-based stock option awards made to Messrs. Casper, Williamson, Lagarde, Pettiti, and Lowery in February 2024, these amounts reflect the grant date fair value of such awards using a Monte Carlo simulation model. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEO for awards made during 2025, 2024 and 2023.

(4)

The amounts presented in this column are detailed in the table below and include (a) matching contributions made on behalf of the NEOs by the Company pursuant to the Company’s 401(k) plan and non-qualified deferred compensation plan, (b) premiums paid by the Company with respect to long-term disability insurance for the benefit of the NEOs, executive group term life insurance, and a term life insurance policy for the benefit of Mr. Casper, (c) dividends accrued in the form of dividend equivalents on restricted stock units, excluding the impact to the number of performance-based restricted stock units based on relative TSR performance, (d) financial planning and tax preparation services, (e) access to executive physicals, and (f) with respect to Mr. Casper, personal security services, and the incremental cost to the Company of his non-business use of Company aircraft as authorized by the Compensation Committee, which has determined that such aircraft usage increases the security, availability, and productivity of the CEO, providing substantial benefits that justify the cost.

Name	Matching Contributions	Insurance Premiums	Dividend Equivalents	Financial Planning & Tax Preparation Services	Personal Security Services	Personal Aircraft Usage	Other	Total All Other Compensation

Marc N. Casper	$437,426	$15,000	$24,289	$—	$12,391	$225,000	$—	$714,105

Stephen Williamson	$174,551	$3,455	$8,927	$17,490	$—	$—	$5,489	$209,912

Michel Lagarde	$192,787	$3,613	$10,825	$—	$—	$—	$—	$207,225

Gianluca Pettiti	$156,930	$3,336	$8,611	$37,890	$—	$—	$250	$207,017

Frederick Lowery	$135,464	$3,040	$8,026	$17,490	$—	$—	$—	$164,021

Thermo Fisher Scientific 2026 Proxy Statement	51

EXECUTIVE COMPENSATION

Grants of plan-based awards for 2025*

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(5)
Name	Grant Date	Threshold	Target(1)	Maximum	Threshold(2)	Target(2)	Maximum(2)

Marc N. Casper		—	$3,749,621	$7,499,243
	2/19/2025				—	15,030	33,066				$8,047,814
	2/19/2025								42,387	$530.86	$7,951,377
	5/21/2025				70,769	141,538	176,923				$57,682,397

Stephen Williamson		—	$1,259,445	$2,518,889
	2/19/2025				—	3,067	6,747				$1,642,225
	2/19/2025							1,533			$813,808
	2/19/2025								9,398	$530.86	$1,762,971

Michel Lagarde		—	$1,399,719	$2,799,437
	2/19/2025				—	4,461	9,814				$2,388,642
	2/19/2025							2,231			$1,184,349
	2/19/2025								13,666	$530.86	$2,563,605

Gianluca Pettiti		—	$1,186,706	$2,373,411
	2/19/2025				—	4,113	9,049				$2,202,306
	2/19/2025							2,056			$1,091,448
	2/19/2025								12,599	$530.86	$2,363,446

Frederick Lowery		—	$976,874	$1,953,748
	2/19/2025				—	3,276	7,207				$1,754,134
	2/19/2025							1,638			$869,549
	2/19/2025								10,037	$530.86	$1,882,841

*	All equity awards made during 2025 were granted under the Company’s Amended and Restated 2013 Stock Incentive Plan.

(1)

Target awards are based on a percentage of the NEO’s salary (see “Compensation discussion and analysis — Annual incentive plan” on page 41 and “Compensation discussion and analysis — 2025 Named Executive Officer annual incentive payouts” on page 43).

(2)

Represents the threshold, target and maximum number of achievable shares pursuant to (i) a performance-based restricted stock unit award granted on 2/19/2025 (see “Long-term incentives” on page 43 and “2025 performance-based restricted stock units” on page 45) and (ii) a performance-based restricted stock unit award granted on May 21, 2025, which vests, if at all, in part or in whole, in one installment on May 21, 2030 (see “CEO retention grant for Mr. Casper” on page 47).

(3)	Represents a time-based restricted stock unit award which vests over a 3.5 year period. (See “Long-term incentives” on page 43.)

(4)	Represents a stock option award which vests in equal annual installments over a 4-year period. (See “Long-term incentives” on page 43.)

(5)

These amounts represent the aggregate grant date fair value of stock option and restricted stock unit awards made during 2025, calculated in accordance with ASC 718. For performance-based awards, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. For information on the valuation assumptions with respect to these awards, refer to note 15 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2025, as filed with the SEC.

52	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding equity awards at 2025 fiscal year-end

Name	Grant Date	Award Type	Number Outstanding(1)		Portion Exercisable(1)	Exercise Price	Expiration Date	Market Value(2)

Marc N. Casper	2/25/2020	Options	54,550		54,550	$309.63	2/25/2027
	9/9/2020	Options	53,730		53,730	$418.32	9/9/2027

	2/23/2021	Options	40,850		40,850	$458.81	2/23/2028

	2/23/2022	Options	36,511	(3)	27,383	$528.58	2/23/2030

	2/22/2023	Options	33,104	(4)	16,552	$548.40	2/22/2031

	2/21/2024	Options	45,374	(5)	11,343	$552.85	2/21/2032

	2/21/2024	Options	48,756	(6)		$552.85	2/21/2032

	2/19/2025	Options	42,387	(7)		$530.86	2/19/2035

	2/22/2023	TRSU	1,499	(9)				$868,596

	2/21/2024	PRSU	15,824	(13)				$9,169,217

	2/19/2025	PRSU	15,030	(14)				$8,709,134	(15)

	5/21/2025	PRSU	141,538	(16)				$82,014,194

Stephen Williamson	2/25/2020	Options	17,300		17,300	$309.63	2/25/2027
	9/9/2020	Options	20,000		20,000	$418.32	9/9/2027

	2/23/2021	Options	12,250		12,250	$458.81	2/23/2028

	2/23/2022	Options	11,416	(3)	8,562	$528.58	2/23/2030

	2/22/2023	Options	10,048	(4)	5,024	$548.40	2/22/2031

	2/21/2024	Options	12,250	(5)	3,062	$552.85	2/21/2032

	2/21/2024	Options	19,863	(6)		$552.85	2/21/2032

	2/19/2025	Options	9,398	(7)		$530.86	2/19/2035

	2/22/2023	TRSU	454	(9)				$263,070

	2/21/2024	TRSU	1,179	(10)				$683,172

	2/19/2025	TRSU	1,303	(11)				$755,023

	2/21/2024	PRSU	4,274	(13)				$2,476,569

	2/19/2025	PRSU	3,067	(14)				$1,777,173	(15)

Michel Lagarde	9/5/2019	Options	2,250		2,250	$294.02	9/5/2026
	2/25/2020	Options	9,138		9,138	$309.63	2/25/2027

	9/9/2020	Options	22,870		22,870	$418.32	9/9/2027

	2/23/2021	Options	11,682		11,682	$458.81	2/23/2028

	11/1/2021	Options	13,366		13,366	$635.10	11/1/2028

	2/23/2022	Options	13,941	(3)	10,455	$528.58	2/23/2030

	2/22/2023	Options	11,987	(4)	5,993	$548.40	2/22/2031

	2/21/2024	Options	14,179	(5)	3,544	$552.85	2/21/2032

	2/21/2024	Options	23,836	(6)		$552.85	2/21/2032

	2/19/2025	Options	13,666	(7)		$530.86	2/19/2035

	2/22/2023	TRSU	542	(9)				$314,062

	2/21/2024	TRSU	1,364	(10)				$790,370

	2/19/2025	TRSU	1,896	(11)				$1,098,637

	2/21/2024	PRSU	4,945	(13)				$2,865,380

	2/19/2025	PRSU	4,461	(14)				$2,584,926	(15)

Thermo Fisher Scientific 2026 Proxy Statement	53

EXECUTIVE COMPENSATION

Name	Grant Date	Award Type	Number Outstanding(1)		Portion Exercisable(1)	Exercise Price	Expiration Date	Market Value(2)

Gianluca Pettiti	2/25/2020	Options	11,200		11,200	$309.63	2/25/2027
	9/9/2020	Options	14,300		14,300	$418.32	9/9/2027

	11/5/2020	Options	3,870		3,870	$514.76	11/5/2027

	2/23/2021	Options	12,000		12,000	$458.81	2/23/2028

	11/1/2021	Options	8,911		8,911	$635.10	11/1/2028

	2/23/2022	Options	10,621	(3)	7,965	$528.58	2/23/2030

	2/22/2023	Options	9,702	(4)	4,851	$548.40	2/22/2031

	2/21/2024	Options	13,047	(5)	3,261	$552.85	2/21/2032

	2/21/2024	Options	21,669	(6)		$552.85	2/21/2032

	2/19/2025	Options	12,599	(7)		$530.86	2/19/2035

	2/22/2023	TRSU	439	(9)				$254,379

	2/21/2024	TRSU	1,255	(10)				$727,210

	2/19/2025	TRSU	1,747	(11)				$1,012,299

	2/21/2024	PRSU	4,549	(13)				$2,635,918

	2/19/2025	PRSU	4,113	(14)				$2,383,278	(15)

Frederick Lowery	2/25/2020	Options	12,675		12,675	$309.63	2/25/2027
	9/9/2020	Options	14,300		14,300	$418.32	9/9/2027

	11/5/2020	Options	3,870		3,870	$514.76	11/5/2027

	2/23/2021	Options	10,980		10,980	$458.81	2/23/2028

	2/23/2022	Options	9,293	(3)	6,969	$528.58	2/23/2030

	2/22/2023	Options	8,564	(4)	4,282	$548.40	2/22/2031

	9/6/2023	Options	1,482	(8)	741	$536.70	9/6/2031

	2/21/2024	Options	9,644	(5)	2,411	$552.85	2/21/2032

	2/21/2024	Options	14,446	(6)		$552.85	2/21/2032

	2/19/2025	Options	10,037	(7)		$530.86	2/19/2035

	2/22/2023	TRSU	387	(9)				$224,247

	2/21/2024	TRSU	928	(10)				$537,730

	2/19/2025	TRSU	1,392	(11)				$806,594

	2/22/2023	PRSU	430	(12)				$249,164

	2/21/2024	PRSU	3,362	(13)				$1,948,111

	2/19/2025	PRSU	3,276	(14)				$1,898,278	(15)

(1)

Unexercisable stock options and outstanding restricted stock units vest as described in the footnotes below, under certain circumstances described under the heading “Potential termination payments” on page 57, and upon other events such as death, disability, or qualifying retirement, as described under “Treatment of equity” on page 59.

(2)	Market Value of outstanding units calculated based on $579.45, the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2025.

(3)	The stock option vests in full on February 28, 2026.

(4)	The stock option vests in equal annual installments on each of February 28, 2026, and 2027.

(5)	The stock option vests in equal annual installments on each of February 28, 2026, 2027, and 2028.

(6)	Represents the maximum number of stock options that may be earned pursuant to a performance-based stock option award, which vests, in part or in whole, in one installment on February 28, 2027.

(7)	The stock option vests in equal annual installments on each of February 28, 2026, 2027, 2028, and 2029.

(8)	The stock option vests in equal annual installments on each of September 6, 2026, and 2027.

(9)	Represents a time-based restricted stock unit award. The award vests in full on August 28, 2026.

(10)	Represents a time-based restricted stock unit award. The award vests 50% on August 28, 2026 and 50% on August 28, 2027.

(11)	Represents a time-based restricted stock unit award. The award vests 30% on August 28, 2026, and 35% on August 28, 2027 and 35% on August 28, 2028.

(12)

Represents a performance-based restricted stock unit award, excluding the impact of any adjustment based on relative TSR performance. The performance-based restricted stock unit award vests in full on February 28, 2026, except that the third tranche is subject to adjustment based on relative TSR performance.

(13)

Represents a performance-based restricted stock unit award, excluding the impact of any adjustment based on relative TSR performance. The performance-based restricted stock unit award vests in equal annual installments on each of February 28, 2026 and 2027, except that the third tranche is subject to adjustment based on relative TSR performance.

(14)

Represents the target number of achievable shares that may be earned pursuant to a performance-based restricted stock unit award, excluding the impact of adjustment based on relative TSR performance. The performance-based restricted stock unit award vests in equal annual installments on February 28, 2026, 2027 and 2028, except that the third tranche is adjusted based on relative TSR performance. (See “Long-term incentives” on page 43).

(15)	Represents the target payout of a performance-based restricted stock unit award granted at $579.45, the Company’s closing stock price on December 31, 2025.

(16)

Represents the target number of achievable shares that may be earned pursuant to the CEO retention grant, excluding the impact of adjustment based on relative TSR performance. Subject to conditions of the award agreement, the CEO retention grant vests in its entirety on May 21, 2030.

54	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Option exercises and stock vested during 2025

The following table reports information regarding stock option exercises and the vesting of stock awards during 2025 by the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized On Vesting

Marc N. Casper	71,250	$18,755,733	14,694	$7,658,055

Stephen Williamson	19,650	$6,590,021	4,963	$2,561,692

Michel Lagarde	149,321	$69,368,556	5,937	$3,062,466

Gianluca Pettiti	2,975	$879,812	5,083	$2,622,618

Frederick Lowery	32,125	$10,519,398	4,477	$2,313,991

Nonqualified deferred compensation for 2025

Name	Executive Contributions in Last FY(1)	Company Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

Marc N. Casper	$1,462,675	$416,426	$3,239,842	$—	$23,719,982

Stephen Williamson	$153,551	$153,551	$310,260	$—	$3,388,547

Michel Lagarde	$171,787	$171,787	$148,311	$—	$1,753,422

Gianluca Pettiti	$135,930	$135,930	$121,555	$—	$891,905

Frederick Lowery	$996,019	$114,464	$1,764,391	$—	$12,324,195

(1)	Represents deferral of a portion of 2025 salary and/or bonus earned for 2024 performance (but paid in 2025).

(2)

Represents a matching Company contribution in the deferred compensation plan with respect to 2025 salary and/or bonus earned for 2024 (but paid in 2025) and reported in the “All Other Compensation” column for 2025 for the applicable NEO in the Summary Compensation Table on page 51.

(3)	Includes the following aggregate amounts reported in the Summary Compensation Table in prior year proxy statements:

	Earliest Reporting Fiscal Year	Aggregate Balance from prior FYE

Marc N. Casper	2007	$13,738,063

Stephen Williamson	2015	$2,192,455

Michel Lagarde	2019	$1,481,343

Gianluca Pettiti	2021	$691,899

Frederick Lowery	2024	$1,878,244

The Company maintains a deferred compensation plan for its executive officers and certain other highly compensated employees. The Company credits (or debits) a participant’s account with the amount that would be earned (or lost) had the deferred amounts been invested in certain funds selected by the participant. The participant does not have any actual ownership in these funds. Any gains (or losses) on amounts deferred are not taxable until deferred amounts are paid to the participant. All amounts in the participant’s deferred account represent unsecured obligations of the Company. Details of the Amended and Restated Deferred Compensation Plan (effective January 1, 2024) as of December 31, 2025 are included in the table below.

Thermo Fisher Scientific 2026 Proxy Statement	55

EXECUTIVE COMPENSATION

Amounts	Payouts and Distributions	Investment Vehicles

• Annual base salary (up to 75%) • Annual bonus (up to 75%) • Company match of 100% of first 6% of pay that is deferred into the plan over the IRS annual compensation limit for 401(k) purposes

•

Specified date in the future (lump sum or installments)

•

Upon death (lump sum distribution)

•

Retirement or termination of employment (lump sum distribution or annual installment payments)

•

Unforeseeable financial emergency (lump sum)

•

Array of mutual funds and vehicles (track investment options available in Company’s 401(k) plan)

•

Fixed interest account (provides interest at rate that is reset annually, at 120% of applicable federal long-term rate compounded annually)(1)

•

Balances and future deferrals may be reallocated among the investment choices up to 4 times in any plan year

(1)	We do not provide any “above-market earnings or preferential earnings” as defined in applicable SEC rules and regulations.

Unless otherwise indicated, the table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2025 (though participants’ actual options are funds and vehicles that track the funds shown below instead of the actual funds themselves).

Name of Fund	Rate of Return(1)	Name of Fund	Rate of Return(1)	Name of Fund	Rate of Return(1)

T. Rowe Price Retirement 2005 Fund	11.45%	T. Rowe Price Retirement 2045 Fund	18.94%	Fidelity Blue Chip Growth Fund	19.68%

T. Rowe Price Retirement 2010 Fund	11.99%	T. Rowe Price Retirement 2050 Fund	19.26%	Jennison U.S. Small Cap Equity Fund	2.19%

T. Rowe Price Retirement 2015 Fund	12.37%	T. Rowe Price Retirement 2055 Fund	19.42%	State Street Global All Cap Equity Ex-US Index	32.69%

T. Rowe Price Retirement 2020 Fund	12.76%	T. Rowe Price Retirement 2060 Fund	19.40%	State Street S&P 500 Index Fund	17.86%

T. Rowe Price Retirement 2025 Fund	13.26%	T. Rowe Price Retirement 2065 Fund	19.40%	State Street US Bond Index	7.21%

T. Rowe Price Retirement 2030 Fund	14.69%	Capital Group EUPAC Trust (US) Fund	29.21%	State Street US Extended Market Index	11.36%

T. Rowe Price Retirement 2035 Fund	16.53%	Dodge & Cox Stock Fund	13.73%	State Street US Inflation-Protected Bond Index	6.87%

T. Rowe Price Retirement 2040 Fund	17.81%	FIAM Core Plus Fund	7.99%	Thermo Fisher Interest Fund (2)	5.58%

(1)	Assumes reinvestment of dividends.

(2)	Annual rate of return updated annually on January 31.

56	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Potential termination payments

Retention, severance, non-competition and consulting agreements

Executive change in control retention agreements

Thermo Fisher has entered into executive change in control retention agreements with the NEOs and other key employees that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined therein, in each case within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 50% or more of the outstanding common stock or voting securities of Thermo Fisher; (ii) the failure of the Board to include a majority of directors who are “continuing directors,” which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were “continuing directors” at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Fisher or the sale or other disposition of all or substantially all of the assets of Thermo Fisher unless immediately after such transaction: (a) all holders of common stock immediately prior to such transaction own more than 50% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 50% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) in the case of Mr. Casper, approval by shareholders of a complete liquidation or dissolution of Thermo Fisher.

The executive change in control retention agreements with our NEOs (other than Mr. Casper) provide that, upon a qualifying termination, the executive would be entitled to a lump sum payment equal to (A) (1) two and one-half multiplied by (2) the sum of (x) the higher of the executive’s annual base salary as in effect immediately prior to the “measurement date” or the “termination date,” as those terms are defined therein, and (y) the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date, and (B) a pro rata bonus for the year of termination, based on the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date. In addition, for a period of up to two years after such termination, the executive would be provided continuing medical, dental and life insurance benefits at least equal to those the executive would have received had the executive’s employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. The Company would also provide outplacement services through an outside firm to the executive up to an aggregate of $20,000 until the earlier of 12 months following the executive’s termination or the date the executive secures full time employment. In order to receive the benefits described above, the executive must have executed and not revoked a full and complete release and separation agreement.

Mr. Casper’s executive change in control agreement provides that, upon a qualifying termination, he would be entitled to a lump sum payment equal to (A) (1) two and one-half multiplied by (2) the sum of (x) the higher of Mr. Casper’s annual base salary as in effect immediately prior to the “change in control date” or the “date of termination,” as those terms are defined therein, and (y) the higher of Mr. Casper’s target bonus as in effect immediately prior to the change in control date or the date of termination, and (B) a pro rata bonus for the year of termination, based on the higher of Mr. Casper’s target bonus as in effect immediately prior to the change in control date or the date of termination. In addition, for a period of up to two years after such termination, Mr. Casper would be provided continuing medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. The Company would also provide outplacement services through an outside firm to Mr. Casper up to an aggregate of $20,000 until the earlier of 12 months following his termination or the date he secures full time employment. In order to receive the benefits described above, Mr. Casper must have executed and not revoked a full and complete release and separation agreement that includes non-disparagement and cooperation provisions.

None of the change in control agreements in effect on the date of this Proxy Statement between the Company and the NEOs provide for a tax gross-up.

Thermo Fisher Scientific 2026 Proxy Statement	57

EXECUTIVE COMPENSATION

Executive severance policy

The Company maintains an executive severance policy for executive officers (other than Mr. Casper) and certain other key employees that provides that, in the event an executive officer’s employment is terminated by the Company without “cause” (as such term is defined therein), the executive officer would be entitled to a lump sum severance payment equal to the sum of (A) 1.5 times the executive’s annual base salary then in effect, and (B) 1.5 times the executive’s target bonus for the year in which the date of termination occurs, except that if the individual receives benefits under the executive change in control retention agreement described above, the executive would not be entitled to also receive benefits under the executive severance policy. In addition, the executive would be entitled to a pro rata bonus for that year, based on the executive’s target bonus (which would not be paid until March of the following year, when bonuses are paid, and only if the performance goals established under the annual incentive plan were met), and for 18 months after the date of termination, the executive would be provided medical, dental and life insurance benefits at least equal to those the executive would have received had the executive’s employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the executive would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following the executive’s termination or the date the executive secures full-time employment. All of our NEOs (other than Mr. Casper) are currently eligible to receive benefits under the Company’s executive severance policy. In order to receive the benefits described above, the executive must have executed and not revoked a full and complete release and separation agreement and must have entered into a noncompetition agreement with the Company.

Executive severance agreement for Mr. Casper

Mr. Casper’s executive severance agreement provides that, in the event his employment is terminated by the Company without “cause” or by him for “good reason” (as such terms are defined therein), he would be entitled to a lump sum severance payment equal to the sum of (A) 2 times his annual base salary then in effect, and (B) 2 times his target bonus for the year in which the date of termination occurs, except that if Mr. Casper receives benefits under his executive change in control retention agreement described above, he would not be entitled to also receive benefits under his executive severance agreement. In addition, Mr. Casper would be entitled to a pro rata bonus for that year (which would not be paid until March of the following year, when bonuses are paid, and only if the performance goals established under the annual incentive plan were met), and for two years after the date of termination, he would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, Mr. Casper would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment. Mr. Casper’s executive severance agreement also provides that, in the event of his death or disability, Mr. Casper would be entitled to a pro rata bonus for that year (which would not be paid until March of the following year, when bonuses are paid, and only if the performance goals established under the annual incentive plan were met). In order to receive the benefits described above, Mr. Casper must have executed and not revoked a full and complete release and separation agreement that includes non-disparagement and cooperation provisions.

Noncompetition agreements

The Company has entered into noncompetition agreements with the NEOs and certain of its key employees. The terms of the noncompetition agreements provide that during the term of employment with the Company, and for a period of 12 months in the case of Messrs. Lagarde, Lowery and Pettiti, 18 months in the case of Mr. Williamson, and 24 months in the case of Mr. Casper, thereafter, the employee will not compete with the Company. The agreement also contains provisions that restrict the employee’s ability during the term of the employee’s employment with the Company and for a period of 18 months after termination (or 24 months in the case of Mr. Casper), to solicit or hire employees of the Company or to solicit customers of the Company.

58	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Treatment of equity

The table below describes the treatment of equity upon various types of employment terminations for unvested awards outstanding as of December 31, 2025.

Marc N. Casper	Death or Disability	Change in Control(1)	Retirement	Involuntary Termination(2)

Time-based restricted stock units	100% accelerated vesting on the date of termination	100% accelerated vesting on the date of termination	If at least two years after grant date, 100% accelerated vesting on the date of termination	Units scheduled to vest on the next vesting date will vest on such vesting date

Stock options	100% accelerated vesting on the date of termination; right to exercise for up to one year after termination	100% accelerated vesting on the date of termination; right to exercise for up to two years after termination	Right to exercise through term of option; if at least two years after grant date, 100% accelerated vesting on the date of termination	Unvested portion will vest as to the 25% tranche next scheduled to vest and will become exercisable on the date of termination; right to exercise for up to two years after termination

Performance-based restricted stock units	Prior to performance certification date, 50% accelerated vesting on the date of termination After performance certification date, accelerated vesting of 100% of units deemed eligible for vesting	Accelerated vesting of 100% of units deemed eligible for vesting	If at least two years after grant date, units deemed eligible for vesting will vest to same extent as if participant remained employed

Prior to performance certification date, if performance conditions deemed achieved as of relevant date, accelerated vesting of 1/3 of units on the date of termination

After performance certification date, accelerated vesting of units scheduled to vest on next vesting date and deemed eligible for vesting

Performance-based options	Vest to same extent as if participant remained employed; right to exercise for up to one year after termination	100% accelerated vesting on the date of termination; right to exercise for up to one year after termination	Right to exercise through term of option; vest to same extent as if participant remained employed, on a pro rata basis (33% of such amount if one full year of the performance period has passed, 66% of such amount if two full years of the performance period has passed, and 100% if the performance period has passed in full)	N/A

CEO retention grant	Prior to performance certification date, 100% accelerated vesting on the date of termination After performance certification date, accelerated vesting of 100% of units deemed eligible for vesting	The greater of 100% of the target award and the number of restricted stock units that would vest based on actual performance under the agreement with a performance period commencing on May 1, 2025 and ending the date prior to the effective date of the change of control.	N/A	Prior to performance certification date, accelerated vesting of the units deemed eligible for vesting, based on a performance period commencing on May 1, 2025 and ending on the date prior to the involuntary termination date, and prorated based on the term of the abbreviated performance period.

Thermo Fisher Scientific 2026 Proxy Statement	59

EXECUTIVE COMPENSATION

Other NEOs	Death or Disability	Change in Control(1)	Retirement	Involuntary Termination

Time-based restricted stock units	100% accelerated vesting on the date of termination	100% accelerated vesting on the date of termination	If at least two years after grant date, 100% accelerated vesting on the date of termination	N/A

Stock options	100% accelerated vesting on the date of termination; right to exercise for up to one year after termination	100% accelerated vesting on the date of termination; right to exercise for up to one year after termination	Right to exercise through term of option; if at least two years after grant date, 100% accelerated vesting on the date of termination	N/A

Performance-based restricted stock units	After performance certification date, accelerated vesting of 100% of units deemed eligible for vesting	Accelerated vesting of 100% of units deemed eligible for vesting	If at least two years after grant date, units deemed eligible for vesting will vest to same extent as if participant remained employed	N/A

Performance-based options	Vest to same extent as if participant remained employed; right to exercise for up to one year after termination	100% accelerated vesting on the date of termination; right to exercise for up to one year after termination	Right to exercise through term of option; vest to same extent as if participant remained employed, on a pro rata basis (33% of such amount if one full year of the performance period has passed, 66% of such amount if two full years of the performance period has passed, and 100% if the performance period has passed in full)	N/A

(1)

A change in control event is triggered in the event the individual is terminated by the Company without cause or he or she leaves voluntarily for good reason within 18 months following a qualifying change in control.

(2)

An involuntary termination event is triggered in the event Mr. Casper is terminated without “cause” or he leaves voluntarily for “good reason,” as those terms are defined in his severance agreement, and such termination does not entitle Mr. Casper to severance benefits under his executive change in control retention agreement.

Estimated benefits upon termination table

The amounts in the following table are estimates of the potential payments due to each of the NEOs in the event they had terminated employment or a change in control of the Company had occurred on December 31, 2025. The actual amounts to be paid out can only be determined at the time of such event. In all termination scenarios, the NEO retains vested amounts in the Company’s deferred compensation plan. These amounts are described under the “Aggregate Balance in Last FYE” column of the “Nonqualified deferred compensation for 2025” table starting on page 55.

					Long-term Incentive Programs(1)
Name	Termination Scenario	Total	Severance		Stock Options	Performance Stock Option	Restricted Stock Units

Marc N. Casper	Involuntary Without Cause or by Executive for Good Reason	$39,817,214	$16,703,447	(2)	$1,537,921	$—	$21,575,846

	Involuntary Without Cause or by Executive for Good Reason (with CIC)	$139,871,425	$17,721,302	(3)	$3,943,090	$1,296,910	$116,910,123

	Retirement	$1,846,877	$—		$978,281	$—	$868,596

	Disability	$100,391,260	$5,506,578	(4)	$3,943,090	$1,296,910	$89,644,682

	Death	$100,391,260	$5,506,578	(4)	$3,943,090	$1,296,910	$89,644,682

60	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

					Long-term Incentive Programs(1)
Name	Termination Scenario	Total	Severance		Stock Options	Performance Stock Option	Restricted Stock Units

Stephen Williamson	Involuntary Without Cause	$4,878,306	$4,878,306	(2)	$—	$—	$—

	Involuntary Without Cause or by Executive for Good Reason (with CIC)	$13,859,306	$7,262,011	(3)	$1,002,228	$528,356	$5,066,711

	Retirement	$564,248	$—		$301,178	$—	$263,070

	Disability	$6,597,295	$—		$1,002,228	$528,356	$5,066,711

	Death	$6,597,295	$—		$1,002,228	$528,356	$5,066,711

Michel Lagarde	Involuntary Without Cause	$5,321,415	$5,321,415	(2)	$—	$—	$—

	Involuntary Without Cause or by Executive for Good Reason (with CIC)	$16,215,207	$7,909,599	(3)	$1,310,368	$634,038	$6,361,202

	Retirement	$—	$—		$—	$—	$—

	Disability	$8,305,608	$—		$1,310,368	$634,038	$6,361,202

	Death	$8,305,608	$—		$1,310,368	$634,038	$6,361,202

Gianluca Pettiti	Involuntary Without Cause	$4,608,401	$4,608,401	(2)	$—	$—	$—

	Involuntary Without Cause or by Executive for Good Reason (with CIC)	$14,417,426	$6,861,070	(3)	$1,158,227	$576,395	$5,821,734

	Retirement	$—	$—		$—	$—	$—

	Disability	$7,556,356	$—		$1,158,227	$576,395	$5,821,734

	Death	$7,556,356	$—		$1,158,227	$576,395	$5,821,734

Frederick Lowery	Involuntary Without Cause	$3,899,564	$3,899,564	(2)	$—	$—	$—

	Involuntary Without Cause or by Executive for Good Reason (with CIC)	$11,850,959	$5,825,844	(3)	$962,951	$384,264	$4,677,900

	Retirement	$—	$—		$—	$—	$—

	Disability	$6,025,115	$—		$962,951	$384,264	$4,677,900

	Death	$6,025,115	$—		$962,951	$384,264	$4,677,900

(1)	Based on $579.45, the closing price of the Company’s common stock on the New York Stock Exchange on December 31, 2025.

(2)

Represents cash benefits payable in the event of a qualifying termination: for CEO, 2x multiple of base salary and target bonus, actual bonus paid in 2025 for 2024, $51,427 for 2 years of premiums for continued group medical and dental coverage, $26,198 for 2 years of premiums for life insurance, and $20,000 for outplacement services; for all other NEOs, 1.5x multiple of base salary and target bonus, pro rata target bonus for 2025, 1.5 years of premiums for continued group medical and dental coverage ($46,024 for Mr. Williamson, $38,257 for Mr. Lagarde, $44,800 for Mr. Pettiti and $25,543 for Mr. Lowery), 1.5 years of premiums for life insurance ($1,836 for Messrs. Williamson, Lagarde, Pettiti and Lowery) and $20,000 for outplacement services.

(3)

Represents cash benefits payable in the event of a qualifying termination: 2.5x multiple of base salary and target bonus, pro rata target bonus for 2025, 2 years of premiums for continued medical and dental coverage ($51,427 for Mr. Casper, $61,783 for Mr. Williamson, $51,427 for Mr. Lagarde, $60,151 for Mr. Pettiti and $34,337 for Mr. Lowery), 2 years of premiums for life insurance ($26,198 for Mr. Casper, $2,448 for Messrs. Williamson, Lagarde, Pettiti and Lowery), and $20,000 for outplacement services.

(4)	Represents actual bonus paid in 2025 for 2024.

Thermo Fisher Scientific 2026 Proxy Statement	61

EXECUTIVE COMPENSATION

CEO pay ratio
In accordance with SEC rules, we are providing a reasonable estimate of the ratio of the annual total compensation of our CEO to that of our median employee. We identified our median employee in our workforce as of October 3, 2025.
The rules permit companies to exclude certain
non-US
employees representing up to 5% of their total employee population (the “de minimis exemption”). We identified the median employee after excluding (per the de minimis exemption) 5,461 non-US
employees (representing less than 5% of our total global workforce of 124,207 employees (of which 49,721 are U.S. employees) consisting of 3,524 employees in Mexico and 1,937 employees in the Philippines). We determined the median employee from the remaining 118,745 persons (excluding our CEO) based on the sum of the annual salary and the target cash incentive for each employee as of October 3, 2025 (annualized in the case of employees who joined the company during 2025).
The annual total compensation of our median employee (other than the CEO) for 2025 was $71,333. As disclosed in the Summary Compensation Table appearing on page 51, our CEO’s annual total compensation for 2025 was $79,923,350. Based on the foregoing, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 1,120 to 1.
Given the different methodologies that various public companies will use to determine an estimate of their CEO pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
Pay versus performance
As required by SEC rules, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance measures. For information about how our Compensation Committee seeks to align executive compensation with the Company’s performance, see “Compensation discussion and analysis” on page 36. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs.
Pay versus performance table

Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO (1)(2)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-CEO Named Executive Officers (1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (in Millions)	Company Selected Measure (Adjusted EPS) (5)
					Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)

2025	$79,923,350	$116,091,264	$7,586,118	$7,088,135	$126.05	$156.63	$6,721	$22.87

2024	$30,449,599	$29,595,626	$10,933,925	$10,458,486	$112.77	$135.34	$6,338	$21.86

2023	$18,976,669	$9,231,815	$5,527,624	$2,788,969	$114.74	$128.02	$5,955	$21.55

2022	$28,208,909	$(4,695,030)	$5,944,038	$(639,700)	$118.73	$121.83	$6,960	$23.24

2021	$21,234,358	$65,926,795	$8,235,368	$23,903,448	$143.54	$125.13	$7,728	$25.13

(1)
Represents the amount of “Compensation Actually Paid” or “CAP” as computed per SEC rules. These amounts do not reflect the actual amount of compensation earned by or paid to the applicable individual(s) during the applicable year. The following table summarizes the adjustments made to total compensation in accordance with Item 402(v) of Regulation
S-K
in order to determine the compensation amounts shown in the table above as being “Compensation Actually Paid”.

(2)
The CEO was Mr. Casper for all years in the table. The other NEOs were Messrs Williamson, Lagarde and Pettiti (all years), Mr. Lowery (2024 and 2025), Lisa Britt (2023), Michael Boxer (2022), and Mark Stevenson (2021).

(3)	For the relevant fiscal year, represents the cumulative TSR of the Company for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively.

(4)
For the relevant fiscal year, represents the cumulative TSR of a weighted blend (80/20, respectively) of the Standard & Poor’s 500 Healthcare and Standard & Poor’s 500 Industrial Indices, our published industry index for purposes of disclosure under Item 201(e) of Regulation
S-K,
for the measurement periods ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively.

(5)	Adjusted EPS is a non-GAAP measure. Appendix A to this Proxy Statement defines this and other non-GAAP financial measures.

62	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Adjustments	CEO
	2025	2024	2023	2022	2021

Total Compensation from Summary Compensation Table (“SCT”)	$79,923,350	$30,449,599	$18,976,669	$28,208,909	$21,234,358

Adjustments for stock and option awards*

(Subtraction): SCT amounts	$(73,681,588)	$(22,665,535)	$(13,893,334)	$(20,198,218)	$(12,551,562)

Addition: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end	$111,575,220	$17,596,455	$6,817,181	$13,253,670	$26,760,316

Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	$(1,479,521)	$(1,146,029)	$(2,341,587)	$(15,113,021)	$32,315,930

Addition: Vesting date fair value of awards granted and vesting during such year	$—	$—	$408,893	$399,670	$762,602

Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	$(246,197)	$5,361,136	$(736,007)	$(11,246,041)	$(2,594,849)

Compensation Actually Paid (as calculated)	$116,091,264	$29,595,626	$9,231,815	$(4,695,030)	$65,926,795

Adjustments	Other NEO’s**
	2025	2024	2023	2022	2021

Total Compensation from SCT	$7,586,118	$10,933,925	$5,527,624	$5,944,038	$8,235,368

Adjustments for stock and option awards*

(Subtraction): SCT amounts	$(5,129,831)	$(8,103,866)	$(3,748,831)	$(3,416,337)	$(5,251,850)

Addition: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end	$5,206,696	$6,107,964	$1,839,348	$3,626,807	$10,357,430

Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end	$(619,947)	$(395,477)	$(688,989)	$(4,391,710)	$10,136,736

Addition: Vesting date fair value of awards granted and vesting during such year	$137,127	$181,489	$110,537	$109,219	$269,259

Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during such year	$(92,028)	$1,734,451	$(250,720)	$(2,511,717)	$156,505

Compensation Actually Paid (as calculated)	$7,088,135	$10,458,486	$2,788,969	$(639,700)	$23,903,448

*
Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted stock unit grant date fair values are calculated using the stock price and performance accrual modifiers, where relevant, as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of the applicable year end and as of the date of vest. Time-based restricted stock unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of the applicable year end and as of each date of vest.

**	Amounts presented are averages for the entire group of NEOs (excluding our CEO).

Thermo Fisher Scientific 2026 Proxy Statement	63

EXECUTIVE COMPENSATION

Relationship between pay and performance
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the “Pay versus performance” table above. Moreover, the Company does not specifically align the Company’s performance measures with Compensation Actually Paid (as defined by SEC rules) for a particular year. In accordance with SEC rules, we are providing the following graphic descriptions of the relationships between information presented in the “Pay versus performance” table above.

Compensation Actually Paid vs. Total Shareholder Return

Compensation Actually Paid vs. Adjusted EPS

Compensation Actually Paid vs. Net Income

Measures linking pay and performance
As described in greater detail in “Compensation discussion and analysis,” our approach to executive compensation is designed to provide a market-competitive total compensation program that directly links pay to performance, promotes the achievement of key strategic and financial performance, motivates long-term value creation, aligns executive officers’ interests with those of our shareholders, and attracts and retains the best possible executive talent. The most important financial measures used by the Company to link Compensation Actually Paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:
Most important performance measures
Organic Revenue Growth*
Adjusted Net Income*
Adjusted EPS*
Free Cash Flow*
Total Shareholder Return

*
These measures are
non-GAAP
measures. Appendix A to this Proxy Statement defines these and other non-GAAP
financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

64	Thermo Fisher Scientific 2026 Proxy Statement

EXECUTIVE COMPENSATION

Policies and practices related to the grant of certain equity awards
We do not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times.
Historically, at its February meeting, the Compensation Committee reviews prior-year results and the Company’s financial plan and strategy for the upcoming year and, based on that review, approves equity awards for the upcoming year for our NEOs. These awards are granted at the same time as equity awards to other eligible employees.
The meeting dates are set more than a year in advance on a consistent annual cadence. The meeting generally occurs after the Company’s earnings release for the fourth quarter and full year and closer in time to the filing of the related Form
10-K,
which we do not believe contains material information beyond what was disclosed in the earnings release. Accordingly, the timing of annual equity grants, including stock options, is independent of the release of material non-public
information, and the Company does not time disclosures to affect the value of equity-based compensation.
As disclosed in the table below, for the annual equity grants that were made at the beginning of fiscal year 2025, the grants occurred one day before we filed our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024. However, because we issued our earnings release with our financial results for the fourth quarter and fiscal year ended December 31, 2024, on January 30, 2025, we considered the trading window to be open at the time these annual grants were made.

Name	Grant date	Number of securities underlying the award (#)	Exercise price of the award ($)	Grant date fair value of the award ($)
Percentage change in the closing market
price of the securities underlying the award
between the trading day ending immediately
prior to the disclosure of material nonpublic
information and the trading day beginning
immediately following the disclosure of
material nonpublic information

Marc N. Casper	2/19/2025	42,387	$530.86	7,951,377	1.4%

Stephen Williamson	2/19/2025	9,398	$530.86	1,762,971	1.4%

Michel Lagarde	2/19/2025	13,666	$530.86	2,563,605	1.4%

Gianluca Pettiti	2/19/2025	12,599	$530.86	2,363,446	1.4%

Frederick Lowery	2/19/2025	10,037	$530.86	1,882,841	1.4%

Thermo Fisher Scientific 2026 Proxy Statement	65

Audit matters

PROPOSAL 3

Ratification of the selection of the independent auditors

Review and engagement

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors for the fiscal year ending December 31, 2026.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of PwC. In addition to overseeing the regular rotation of the lead audit partner, the Audit Committee is involved in the selection of, and annually reviews and evaluates, the lead audit partner and considers whether in order to assure continuing auditor independence there should be regular rotation of the independent registered public accounting firm. The Audit Committee believes that the retention of PwC to serve as our independent auditors is in the best interests of the Company and its shareholders.

PwC has audited the Company’s financial statements each year since 2002. The table below outlines the benefits associated with PwC’s tenure, and controls in place to ensure their continued independence.

Benefits of PwC Tenure	Independence Controls

Higher audit quality. PwC has institutional knowledge of, and deep expertise regarding, the Company’s industry, global operations and business, accounting policies and practices, and internal control over financial reporting.

Efficient fee structure. As a result of PwC’s tenure with the Company, PwC has developed operational efficiencies that bolster audit quality and allow for a lower fee structure.

Avoid costs associated with a new independent auditor. Conducting a search for and onboarding a new independent auditor is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and internal controls.

Thorough Audit Committee oversight. The Audit Committee meets with PwC at least four times per year in executive session. As mentioned above, the Audit Committee’s oversight includes an annual review and evaluation of the auditor engagement, including an assessment of PwC’s qualifications and performance, approach to promoting and monitoring audit quality, quality and candor of communications, and independence and objectivity. The Audit Committee also has an active role in selecting the lead audit partner.

Strong independence process. Both the Company and PwC have robust policies and procedures in place to monitor and verify PwC’s independence on a continual basis. For example, the Audit Committee has hiring restrictions for PwC employees at the Company, and PwC performs rigorous procedures to monitor and assess its independence from its audit clients. Any matters regarding independence are raised and discussed by the Audit Committee and PwC. In addition, in accordance with applicable policies and regulations, the lead audit partner rotates at least every 5 years, and other engagement partners are also periodically rotated.

Although the Company is not required to seek shareholder ratification of this selection, the Company has decided to provide its shareholders with the opportunity to do so, and takes this feedback seriously. If this proposal is not approved by our shareholders at the 2026 Annual Meeting, the Audit Committee will reconsider the selection of PwC. Even if the selection of PwC is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of PwC are expected to attend the virtual 2026 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the shareholders.

66	Thermo Fisher Scientific 2026 Proxy Statement

AUDIT MATTERS

Independent auditor fees

The following table presents the aggregate fees billed for professional services rendered by PwC for the years ended December 31, 2025, and December 31, 2024:

($ in millions)	2025		2024

Audit Fees(1)	$34.82	(5)	$33.97

Audit-Related Fees(2)	$1.21		$0.55

Tax Fees(3)	$21.20	(6)	$20.04	(6)

All Other Fees(4)	$—		$0.01

Total Fees	$57.23		$54.57

(1)

Consists of fees billed/estimated to be billed for professional services rendered by PwC for the audit of the Company’s annual consolidated financial statements (including PwC’s assessment of the Company’s internal control over financial reporting), review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

Consists of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” above. These services primarily include transaction-related services, employee benefit plan audits and other non-audit attest services.

(3)

Consists of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning. These services include professional services related to the Company’s international legal entity restructuring, assistance with tax audits, tax advice related to mergers and acquisitions, requests for rulings or technical advice from taxing authorities, and tax advice related to the Organization for Economic Cooperation and Development’s proposal for the establishment for a global minimum tax rate of 15%.

(4)	Consists of fees billed for all other services provided by PwC other than those reported above.

(5)	Reflects aggregate audit fees billed/estimated to be billed for professional services rendered by PwC for 2025.

(6)	Includes $6.63 million and $5.11 million for tax compliance services and $14.57 million and $14.93 million for tax consulting services in 2025 and 2024, respectively.

Audit Committee’s pre-approval policies and procedures

The Audit Committee’s charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by its independent auditors as well as all audit services to be provided to the Company by other accounting firms. However, the charter permits de minimis non-audit services to be provided to the Company by its independent auditors to instead be approved in accordance with the listing standards of the NYSE and SEC rules and regulations. As provided for in its charter, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve up to an additional $500,000 of permitted non-audit services to be provided to the Company by its independent auditors per calendar year. Any pre-approvals granted under such delegation of authority are to be reported to the Audit Committee at the next regularly scheduled meeting. During fiscal years 2024 and 2025, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures described above.

Thermo Fisher Scientific 2026 Proxy Statement	67

AUDIT MATTERS

Audit Committee report

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The full text of the Audit Committee’s charter is available on the Company’s website at www.thermofisher.com. The Committee reviews the charter annually, and also annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other accounting firms.

As specified in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. The authority and responsibilities of the Audit Committee set forth in its charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditors’ report.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025, with management and the Company’s independent auditors, PwC. The Committee has also reviewed and discussed with management and PwC management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of the Company’s internal control over financial reporting.

The Audit Committee has also discussed with PwC the matters required to be discussed pursuant to applicable requirements of the SEC and Public Company Accounting Oversight Board, including PCAOB AS 1301 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with PwC the auditors’ independence. The Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

The Committee has discussed with the Company’s internal audit department and independent auditors the overall scope and plans for their respective audits. The Committee meets with the Company’s vice president of internal audit and representatives of the independent auditors’, in regular and executive sessions, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

The Audit Committee

Nelson J. Chai (Chair) Ruby R. Chandy Karen S. Lynch Dion J. Weisler

68	Thermo Fisher Scientific 2026 Proxy Statement

Information about stock ownership

Security ownership of certain beneficial owners and management

The following table sets forth, as of February 28, 2026, the beneficial ownership of common stock by (a) each director and nominee for director, (b) each NEO, (c) all current directors and executive officers as a group, and (d) persons known to the Company to be the beneficial owner of more than 5 percent of the Company’s common stock.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Shares Owned Directly or Indirectly(2)	Common Stock Subject to Options Exercisable on or Prior to April 28, 2026	Restricted Stock Units which vest on or prior to April 28, 2026	Total		Percent of Shares Beneficially Owned

The Vanguard Group	32,977,462	—	—	32,977,462	(3)	8.87%

BlackRock, Inc.	28,329,861	—	—	28,329,861	(4)	7.62%

Marc N. Casper	116,779	323,471	9,411	449,661	(5)(6)	*

Nelson J. Chai	14,252	0	0	14,252		*

Ruby R. Chandy	2,399	0	0	2,399		*

C. Martin Harris	8,468	0	0	8,468		*

Tyler Jacks	8,398	0	0	8,398		*

Jennifer M. Johnson	339	0	0	339		*

R. Alexandra Keith	1,538	0	0	1,538		*

Michel Lagarde	77,390	92,742	0	170,132		*

Frederick M. Lowery	10,756	87,763	2,996	101,515	(5)(7)	*

Karen S. Lynch	171	0	0	171	(8)	*

James C. Mullen	2,828	0	0	2,828		*

Gianluca Pettiti	14,649	77,850	0	92,499		*

Debora L. Spar	1,546	0	0	1,546		*

Scott M. Sperling	68,415	0	0	68,415		*

Dion J. Weisler	4,463	0	0	4,463		*

Stephen Williamson	26,403	112,525	6,096	145,024	(5)(9)	*

All current directors and executive officers as a group (19 individuals)	384,288	802,350	21,294	1,207,932		*

*	Less than one percent.

(1)

The address of each of the Company’s executive officers and directors is c/o Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, MA 02451. Except as reflected in the footnotes to this table, shares of common stock beneficially owned by executive officers and directors consist of shares owned by the indicated person, and all share ownership includes sole voting and investment power.

(2)

Our non-employee directors have the option to elect to defer all or a portion of their cash retainer into deferred stock units. The deferred units are not paid out until the beginning of the next fiscal year after the director leaves the Board, and may not be voted or transferred until they become shares of common stock. As a result, the deferred units are not included in this table. See the “Director compensation table” on page 30 for the number of deferred units accrued by non-employee directors in 2025, as applicable.

(3)

This information was obtained from Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024, by The Vanguard Group (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355, reporting (i) sole voting power with respect to 0 shares, (ii) shared voting power with respect to 502,965 shares, (iii) sole dispositive power with respect to 31,326,761 shares, and (iv) shared dispositive power with respect to 1,650,701 shares. The percentage of shares beneficially owned was calculated using the number of shares of common stock outstanding as of February 28, 2026. According to the most recent Schedule 13G/A filed by Vanguard with the SEC on March 27, 2026, Vanguard reported that it beneficially owns 0.0% as of March 13, 2026 following an internal reorganization pursuant to which Vanguard’s beneficial ownership has been disaggregated. In the March 27, 2026 Schedule 13G/A, Vanguard noted that certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis) from Vanguard.

(4)

This information was obtained from Schedule 13G filed with the Securities and Exchange Commission on February 8, 2024, by BlackRock, Inc. (“BlackRock”), 50 Hudson Yards, New York, NY 10001. The percentage of shares beneficially owned was calculated using the number of shares of common stock outstanding as of February 28, 2026. BlackRock has (i) sole voting power with respect to 25,498,677 shares, (ii) shared voting and dispositive power with respect to 0 shares and (iii) sole dispositive power with respect to 28,329,861 shares.

(5)	Includes shares of common stock underlying stock options that are immediately exercisable, and/or restricted stock units that will vest immediately, if the individual retires.

(6)

Includes 14,608 shares held by Floral Park Associates Inc. Excludes 5,000 shares held by Mr. Casper in an irrevocable trust for the benefit of his children, and 11,300 shares held by Mr. Casper’s spouse in a trust for the benefit of her children, in each case, for which Mr. Casper does not have voting or dispositive power.

(7)	Includes 1,187 shares held by Mr. Lowery’s 401(k) account and 5 shares held by Mr. Lowery’s Limited Liability Company.

(8)	Includes 76 shares held by Ms. Lynch in a revocable trust for her benefit.

(9)	Excludes 12,674 shares held by Mr. Williamson’s spouse in an irrevocable trust for the benefit of his spouse and children, for which Mr. Williamson does not have voting or dispositive power.

Thermo Fisher Scientific 2026 Proxy Statement	69

INFORMATION ABOUT STOCK OWNERSHIP

Equity compensation plan information

The following table provides information as of December 31, 2025, with respect to the common stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	(a) Number of shares to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price	(c) Number of shares available for future issuance

Equity Compensation Plans Approved By Security Holders			25,284,822	(1)

Thermo Fisher Scientific Inc. Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”)

Options	4,274,205	$507.68

Time-based restricted stock units	493,153	n/a

Performance-based restricted stock units	343,654	n/a

Common stock-based units accrued under the Directors Deferred Compensation Plan	22,166	n/a

Equity Compensation Plans Not Approved By Security Holders			5,437,118	(2)

PPD, Inc. 2020 Omnibus Incentive Plan (the “PPD Plan”)

Options	39,400	$497.79

Time-based restricted stock units	0	n/a

Total	5,172,578	$507.59	30,721,941

(1)

Includes (i) 13,592,308 shares that are available under the 2013 Plan, including 6,407,362 securities available for future issuance as awards other than options, common stock-based units accrued under the Directors Deferred Compensation Plan, or stock appreciation rights (e.g., full value shares of restricted stock or restricted stock units) and (ii) 11,692,514 shares that are available under the Thermo Fisher Scientific Inc. 2023 Global Employee Stock Purchase Plan.

(2)

Includes (i) 2,840,941 shares that remain available for grants under the Patheon Plan and (ii) 2,596,177 shares that remain available for grants under the PPD Plan. In connection with the acquisition of Patheon on August 29, 2017, the Company assumed the Patheon Plan, including awards outstanding at the time of acquisition. In connection with the acquisition of PPD, Inc. on December 8, 2021, the Company assumed the PPD Plan, including awards outstanding at the time of acquisition. Since assuming these plans, the Company has not made any new grants of awards, and no new grants of awards will be made in the future under these plans.

70	Thermo Fisher Scientific 2026 Proxy Statement

Voting and meeting information

This Proxy Statement and proxy card, or voting instruction form, as applicable, were first made available to shareholders of the Company on or about April 7, 2026.

When and where is the annual meeting?

WHEN Wednesday, May 20, 2026 at 1:00 p.m. (ET)	WHERE www.virtualshareholdermeeting.com/TMO2026	ONLINE ACCESS Online check-in begins at 12:45 p.m. (ET) on May 20, 2026

Technical difficulties? Call the technical support number posted on the virtual shareholder meeting login page, starting at 12:45 p.m. (ET) on the day of the meeting.

How do I attend the annual meeting?

The 2026 Annual Meeting will be held live in a virtual meeting format only, via the internet at the date, time, and website provided above. To attend and participate in the meeting, including voting and submitting questions, you will need your control number. You may also attend as a guest without a control number; however, guests will not be able to vote or ask questions during the meeting. Instructions on how to attend and participate online can also be found at www.virtualshareholdermeeting.com/TMO2026.

TO ATTEND THE ANNUAL MEETING

•

Visit the meeting login page at www.virtualshareholdermeeting.com/TMO2026

•

Enter the control number on your Notice of Internet Availability, proxy card, or voting information form, or otherwise provided by your bank, broker, or other nominee as described below.

Registered Holders: Use the control number included on the Notice of Internet Availability or proxy card.

Beneficial Holders: If your Notice of Internet Availability or voter information form indicates that you may vote your shares at www.proxyvote.com, you will use the same control number indicated on such Notice or voter information form. Otherwise, you should contact your bank, broker, or other nominee to obtain a legal proxy.

•

Online access will open 15 minutes prior to the start of the Annual Meeting.

•

You may vote and ask questions during the annual meeting by following the instructions available on the website listed above.

GUEST ACCESS: LISTEN ONLY ACCESS (CONTROL NUMBER NOT REQUIRED)	• Visit www.virtualshareholdermeeting.com/TMO2026 and register as a guest. You will not have access to vote or to ask questions during the annual meeting.
FOR TECHNICAL ASSISTANCE NEEDED TO ACCESS THE ANNUAL MEETING	• The technical support phone lines will be available on the virtual meeting registration page 15 minutes prior to the start of the annual meeting.

Where can I find my control number?

Holder Type	Format of Shares	Location of Shares	Where Can I Find My Control Number?

Registered holder	Physical Stock Certificate or Electronic (Book Entry)	Physically with the Registered Shareholder, or if electronic, with Equiniti Trust Company (EQ), the Company’s transfer agent	Proxy Card or Notice of Internet Availability

Beneficial holder	Electronic (Book Entry)	Your broker, bank or other institution	Contact your broker holding the shares

401(k) participant	Electronic (Book Entry)	Thermo Fisher 401(k) Retirement Plan third party administrator	Contact broker administering the 401(k) plan

Thermo Fisher Scientific 2026 Proxy Statement	71

VOTING AND MEETING INFORMATION

How do I submit a question at the annual meeting?

If you wish to submit a question on the day of the meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/TMO2026 beginning at 12:45 p.m. (ET) on May 20, 2026. All questions received from shareholders during the virtual annual meeting will be posted on the Company’s investor relations website at ir.thermofisher.com as soon as practicable following the annual meeting.

How do I vote my shares?

	BEFORE THE ANNUAL MEETING(1)			DURING THE ANNUAL MEETING(2)
	INTERNET	TELEPHONE	MAIL	Before the polls close at the Annual Meeting on May 20, 2026
	Up to 11:59 p.m. (ET) on May 19, 2026	Up to 11:59 p.m. (ET) on May 19, 2026

Registered holder	www.proxyvote.com	(800) 690-6903	Return a properly executed proxy card received by mail before the polls close at the Annual Meeting on May 20, 2026	www.virtualshareholdermeeting.com /TMO2026

Beneficial holder(3)	www.proxyvote.com	See voter information form for instructions	Return a properly executed voter instruction form received by mail before the polls close at the Annual Meeting on May 20, 2026	www.virtualshareholdermeeting.com /TMO2026

(1)	If you vote in advance using one of these methods, you are still welcome to attend the meeting and vote your shares online. Any votes cast during the meeting will supersede your prior vote.

(2)

Voting during the Annual Meeting requires you to log into the meeting using your control number, as found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. See “Where can I find my control number?” on page 71.

(3)

As a beneficial owner, you vote by providing instructions to your broker rather than directly to the Company. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf, except on the proposal to ratify the selection of PwC as the Company’s independent auditors for 2026. For your vote on any other matters to be counted, you will need to communicate your voting decisions to your broker, bank or other institution before the date of the 2026 Annual Meeting using the voting instruction form that the institution provides to you. If you would like to vote your shares online while virtually attending the meeting, you will need your control number included on your voting instruction form.

How to change your vote:

Registered holders: Changes may be made at www.proxyvote.com prior to the meeting, while virtually attending the meeting, by delivering a new proxy by mail, or by notifying the Corporate Secretary in writing prior to the meeting.

Beneficial holders: Changes must be communicated with the broker, bank or institution where you hold your shares.

How do I vote my shares as a participant in the Thermo Fisher Scientific 401(k) retirement plan?

If you hold your shares through the Thermo Fisher Scientific 401(k) Retirement Plan (the “401(k) Plan”), your proxy represents the number of shares in your 401(k) Plan account as of the record date. For those shares in your 401(k) Plan account, your proxy will serve as voting instructions for the trustee of the 401(k) Plan. You may submit your voting instructions by telephone or online, unless you received the hard copies, which can be returned by signing and dating the proxy card to the Company’s tabulation agent in the enclosed, self-addressed envelope for its receipt by 11:59 p.m. ET on Friday, May 15, 2026, or by telephone or over the Internet by 11:59 p.m. ET on Sunday, May 17, 2026, in accordance with the instructions provided on the proxy card.

You may revoke your instructions by executing and returning a later dated proxy card to the Company’s tabulation agent for its receipt by 11:59 p.m. ET on May 15, 2026, or by entering new instructions by telephone or over the Internet by 11:59 p.m. ET on May 17, 2026.

Why is the annual meeting a virtual, online meeting?

To facilitate broad shareholder attendance and provide a consistent experience to all shareholders, regardless of location, our 2026 Annual Meeting will be a virtual meeting where shareholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We learned during our virtual annual meetings that this format facilitates shareholder attendance and participation. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

72	Thermo Fisher Scientific 2026 Proxy Statement

VOTING AND MEETING INFORMATION

Voting information

Who is entitled to vote?

Shareholders of record at the close of business on March 23, 2026 are eligible to vote at the meeting. At the close of business on March 23, 2026, the outstanding voting securities of the Company consisted of 371,621,362 shares of common stock. Each share outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.

What is a quorum and a broker non-vote?

A quorum is reached when the holders of a majority of the outstanding shares entitled to vote are represented at the meeting, either in person or by proxy. Shares represented in person, by proxy, by abstentions, or by “broker non-votes” all count toward the quorum. A “broker non-vote” means a broker does not vote on a matter because it lacks or does not exercise discretion to do so. Shares represented virtually are treated as present in person for quorum purposes.

What are the voting standards and Board recommendations?

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions & Broker Non-Votes

Election of directors	For all nominees	Majority of votes cast	Not counted as votes cast and therefore no effect
Say-on-pay	For
Auditor ratification	For

We have a majority voting standard for director elections. Each director nominee who receives a majority of the votes cast will be elected. Any current director who does not meet this standard is subject to the Board’s policy regarding resignations by directors who do not receive a majority of “For” votes. All other matters are approved if supported by a majority of votes cast.

How will proxies be voted?

Proxies will be voted as you specify or, if you don’t specify, as recommended by the Board. The shares represented by all valid proxies that are received on time will be voted as specified. When a valid proxy form is received and it does not indicate specific choices, the shares represented by that proxy will be voted in accordance with the Board’s recommendations.

What happens if other matters are properly presented at the meeting. If any matter not described in this Proxy Statement is properly presented for a vote at the meeting, the persons named on the proxy will vote in accordance with their judgment.

What happens if a director nominee is unable to serve. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the Board can either nominate a different individual or reduce the Board’s size. If it nominates a different individual, the shares represented by all valid proxies will be voted for that nominee.

Is my vote confidential?

Individual votes of shareholders are kept private, except as necessary to meet legal requirements or unless a shareholder makes a written comment on the proxy card, voting instruction card, or otherwise communicates his or her vote to management. Only the independent inspector and certain employees of the Company and its agents have access to proxies and other individual shareholder voting records, and they must comply with this confidentiality policy.

May I see a list of shareholders entitled to vote as of the record date?

A list of registered shareholders as of the close of business on the record date will be available for examination by the shareholders during the ten days prior to the meeting during ordinary business hours at our principal place of business at 168 Third Avenue, Waltham, Massachusetts 02451.

Thermo Fisher Scientific 2026 Proxy Statement	73

VOTING AND MEETING INFORMATION

Proxy solicitation and distribution

How are proxies solicited?

Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees, to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. Sodali & Co. has been retained to assist in soliciting proxies for a fee of $15,000 plus distribution costs and other expenses.

How can I view or request copies of proxy materials?

In accordance with SEC rules, we distribute proxy materials electronically to some of our shareholders by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. The notice provides instructions as to how shareholders can access the Proxy Statement and 2025 Annual Report online, contains a listing of matters to be considered at the 2026 Annual Meeting, and sets forth instructions as to how shares can be voted.

How shareholders benefit from e-proxy. This “e-proxy” process expedites our shareholders’ receipt of these materials, lowers the costs of proxy solicitation and reduces the environmental impact of our annual meeting.

How to obtain a printed copy of our proxy materials. If you received a notice and would like us to send you a printed copy of our proxy materials, please contact the Investor Relations Department by mail at Thermo Fisher Scientific Inc., Attn: Investor Relations 168 Third Avenue, Waltham, Massachusetts 02451, or by telephone at 781-622-1111.

How will documents be delivered to shareholders who share an address?

Shareholders sharing a single address may receive only one copy of this Proxy Statement and 2025 Annual Report or the Notice, unless the transfer agent, bank, broker or other nominee has received contrary instructions from any shareholder at that address.

How can I request separate copies or stop receiving multiple copies? Beneficial holders can request an individual copy of this Proxy Statement and our 2025 Annual Report, or the materials for future meetings, by contacting your bank, broker or other nominee where you hold your shares. For registered holders, you may make this request by contacting Broadridge Financial Solutions, Inc. by telephone at 866-540-7095, or in writing at Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY, 11717. Once requested, an individual copy of the materials will be promptly delivered to you.

Shareholders who currently receive multiple copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution, as described above.

Submitting 2027 proposals

	Proposals for inclusion in 2027 Proxy Statement	Director nominees for inclusion in 2027 Proxy Statement (proxy access)	Universal proxy rules	Other proposals to be presented at 2027 Annual Meeting

Type of proposal	SEC rules permit shareholders to submit proposals (other than with respect to director nominations) in our Proxy Statement by satisfying the requirements specified in SEC Rule 14a-8	A shareholder, or a group of up to 20 shareholders, continuously owning for 3 years at least 3% of our outstanding common stock, may nominate and include in our proxy materials qualifying director nominees up to the greater of 2 nominees or 20% of the number of directors currently serving, if the shareholder(s) and nominee(s) satisfy the By-law requirements	SEC rules permit shareholders to solicit proxies in support of director nominees other than our nominees by satisfying the requirements specified in SEC Rule 14a-19 and our By-laws	Proposals not otherwise covered in this table, such as proposals that will be presented at the 2027 Annual Meeting but not included in our 2027 Proxy Statement

When proposal must be received by Thermo Fisher	No later than 5:00 p.m. (ET) on December 8, 2026	No earlier than December 21, 2026, and no later than January 20, 2027	No earlier than January 22, 2027, and no later than February 6, 2027	No earlier than January 22, 2027, and no later than February 6, 2027

Where to send	By email: shareholderproposals@thermofisher.com By mail: Thermo Fisher Scientific Inc., Attn: Corporate Secretary, 168 Third Avenue, Waltham MA 02451

What to include	The information required by SEC Rule 14a-8	The information required by our By-laws	The information required by SEC Rule 14a-19 and our By-laws	The information required by our By-laws

74	Thermo Fisher Scientific 2026 Proxy Statement

Appendix A

Reconciliation of GAAP to non-GAAP financial measures

In this Proxy Statement, the Company presents certain financial measures that are not prepared in accordance with generally accepted accounting principles. The definitions of these non-GAAP measures, and reconciliations to the most directly comparable historical GAAP measures, are presented either within our Annual Report on Form 10-K for the year ended December 31, 2025 on the pages of the 10-K indicated after each measure, or as noted below. See note (g). Certain amounts and percentages reported herein are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

•	For 2025 organic revenue growth see page 20 of the 2025 Form 10-K

•	For 2025 adjusted operating income see page 25 of the 2025 Form 10-K

(Dollars in millions except per share amounts)	2025	2015

Reconciliation of adjusted net income and adjusted return on invested capital (ROIC)

GAAP net income attributable to Thermo Fisher Scientific Inc.	$6,704

Cost of revenues adjustments(a)	64

Selling, general and administrative expenses adjustments(b)	207

Restructuring and other costs(c)	362

Amortization of acquisition-related intangible assets	1,730

Other income/expense adjustments(d)	(6)

Income taxes adjustments(e)	(458)

Equity in earnings/losses of unconsolidated entities	41

Noncontrolling interests adjustments(f)	(1)

Adjusted net income (non-GAAP measure)	$8,642

Net interest expense	426

Tax benefit on interest expense	(105)

After-tax net interest expense	321

Adjusted net income excluding net interest expense (non-GAAP measure)	$8,963

Trailing five-quarter average invested capital (non-GAAP measure)	$79,313

Adjusted ROIC (non-GAAP measure)	11.3%

Reconciliation of adjusted earnings per share

GAAP diluted earnings per share (EPS) attributable to Thermo Fisher Scientific Inc.	$17.74	$4.92

Cost of revenues adjustments(a)	0.17	0.02

Selling, general and administrative expenses adjustments(b)	0.55	0.11

Restructuring and other costs(c)	0.96	0.29

Amortization of acquisition-related intangible assets	4.58	3.27

Other income/expense adjustments(d)	(0.02)	0.05

Income taxes adjustments(e)	(1.21)	(1.28)

Loss from discontinued operations, net of tax	0.00	0.01

Equity in earnings/losses of unconsolidated entities	0.11	(0.01)

Noncontrolling interests adjustments(f)	0.00	0.00

Adjusted EPS (non-GAAP measure)	$22.87	$7.38

Reconciliation of free cash flow

GAAP net cash provided by operating activities	$7,818	$2,942

Net cash used in discontinued operations	—	9

Purchases of property, plant and equipment	(1,525)	(423)

Proceeds from sale of property, plant and equipment	44	18

Free cash flow (non-GAAP measure)	$6,337	$2,546

(a)

Adjusted results exclude charges for the sale of inventories revalued at the date of acquisition, accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations. Adjusted results in 2025 also exclude $4 million of transaction-related costs.

Thermo Fisher Scientific 2026 Proxy Statement	75

APPENDIX A

(b)

Adjusted results exclude certain third-party expenses, principally transaction/integration costs, charges/credits for changes in estimates of contingent acquisition consideration, charges associated with product liability litigation, and accelerated depreciation on fixed assets to be abandoned due to facility consolidations.

(c)

Adjusted results exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges for pre-acquisition litigation and other matters, net gains/losses on the sale of real estate, charges/credits for environmental-related matters, and abandoned facility and other expenses of headcount reductions and real estate consolidation; significant gains/losses on litigation-related matters; and gains on the sale of businesses, product lines and property. Adjusted results in 2025 also exclude $51 million of charges for disposition of a consolidated joint venture. Adjusted results in 2015 also exclude $15 million of impairment of acquired technology in development and $5 million of charges for compensation due to employees of acquired businesses at the date of acquisition.

(d)

Adjusted results exclude net gains/losses on investments. Adjusted results in 2025 also exclude $8 million of settlement charges for pension plans. Adjusted results in 2015 also exclude $7 million of costs associated with entering into interest rate swap arrangements, and $12 million of losses on the early extinguishment of debt.

(e)

Adjusted results exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.

(f)	Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

(g)

In addition to the financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures. We use and report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions, divestitures and/or foreign currency translation on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We use adjusted net income and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•

Certain transaction-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction-related third party costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•

Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities and large-scale abandonments of product lines are not indicative of our normal operating costs.

•

Discontinued operations; equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•

The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•

The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

Specifically, adjusted net income is earnings before certain charges/credits to cost of revenues and selling, general and administrative expenses, principally associated with acquisition-related activities; restructuring and other costs/income including costs arising from facility consolidations such as severance and abandoned lease expense and gains and losses from the sale of real estate and product lines; amortization of acquisition-related intangible assets; other gains and losses that are either isolated or cannot be expected to occur again with any predictability; tax provisions/benefits related to the previous items and the impact of significant tax audits or events; and equity in earnings/losses of unconsolidated entities. Adjusted EPS is adjusted net income per diluted share.

We define adjusted ROIC as trailing twelve months’ adjusted net income excluding net interest expense, net of tax benefit therefrom, divided by trailing five quarters’ average invested capital, which is equity plus short-term and long-term debt and net liabilities of discontinued operations less cash, cash equivalents, short-term investments, and equity method investments.

We use free cash flow, which is operating cash flow from continuing operations less net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included above are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.

76	Thermo Fisher Scientific 2026 Proxy Statement

Integrity Honor commitments, communicate openly and demonstrate the highest ethical standards Innovation Create value by transforming knowledge and Ideas into differentiated products and services for our customers Intensity Be determined to deliver results with speed, excellence and a passion to succeed Involvement Make connections to work as one global team, embracing unique perspectives and treating others with dignity and respect

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Sign up for e-delivery in five easy steps: 1: Go to proxyvote.com or scan the QR code. 2: Type in the 16-digit control number that is printed in the box marked by the arrow (located on the enclosed voting card) and click Submit. 3: On the right side, click Sign-up for E-delivery under Go Paperless. 4: Fill out your email address, create a PIN, and click Next. 5: Review the Description of Service and click Enroll in E-delivery. Thermo Fisher Scientific Inc. 168 Third Avenue, Waltham, MA 02451 USA thermofisher.com

THERMO FISHER SCIENTIFIC INC. 168 THIRD AVENUE WALTHAM, MA 02451	VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TMO2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84983-P48053      KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THERMO FISHER SCIENTIFIC INC.

The Board of Directors recommends you vote “FOR” Nominees 1a through 1k:

i
1.	Election of Directors	For	Against	Abstain
	Nominees:					The Board of Directors recommends you vote “FOR” proposals 2 and 3:
	1a. Marc N. Casper	☐	☐	☐
	1b. Nelson J. Chai	☐	☐	☐			i
	1c. Ruby R. Chandy	☐	☐	☐			For	Against	Abstain
	1d. C. Martin Harris	☐	☐	☐	2.	An advisory vote to approve named executive officer compensation.	☐	☐	☐
	1e. Tyler Jacks	☐	☐	☐	3.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2026.	☐	☐	☐
	1f. Jennifer M. Johnson	☐	☐	☐
	1g. R. Alexandra Keith	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1h. Karen S. Lynch	☐	☐	☐
	1i. Debora L. Spar	☐	☐	☐
	1j. Scott M. Sperling	☐	☐	☐
	1k. Dion J. Weisler	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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V84984-P48053

THERMO FISHER SCIENTIFIC INC.

This proxy is solicited by the Board of Directors

ANNUAL MEETING OF THE SHAREHOLDERS TO BE

HELD ON MAY 20, 2026

The undersigned hereby appoints Marc N. Casper and Thomas B. Shropshire, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes each of them individually to represent and to vote, as designated on the reverse side, all the shares of common stock of Thermo Fisher Scientific Inc. held of record by the undersigned on March 23, 2026, at the Annual Meeting of the Shareholders to be held virtually at www.virtualshareholdermeeting.com/TMO2026, on Wednesday, May 20, 2026 at 1:00 p.m. (Eastern Time), and at any adjournments thereof, as set forth on the reverse side hereof, and in each of their discretion upon any other business that may properly come before the meeting.

The Proxy will be voted as specified, or if no choice is specified, “FOR” the election of each of the nominees for director, “FOR” the approval of an advisory vote on our named executive officer compensation, “FOR” ratification of the selection of independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

Continued and to be signed on reverse side